Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
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                       Horizon Financial Corp.
------------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

                       Horizon Financial Corp.
------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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



                   [Horizon Financial Corp. Logo]


                           June 19, 2001


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Horizon Financial Corp. to be held at the Best Western Lakeway Inn, 714 Lakeway Drive, Bellingham, Washington, on July 24, 2001 at 2:00 p.m., Pacific Time.

     The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as a representative of Moss Adams LLP, will be present to respond to any questions our shareholders may have.

     Please sign, date and return the enclosed proxy card. If you attend the meeting and vote your shares at the meeting, please note the following:

          1. If you are a shareholder of record and you have physical possession of the stock certificates: You may vote in person even if you have voted by proxy previously.

          2. If your shares are held by a brokerage firm or other nominee, and you want to vote in person at the meeting: Please contact your broker or agent for a "Legal Proxy" from your brokerage firm and bring the Legal Proxy to the meeting for voting. Without the Legal Proxy, you will not be able to vote in person at the meeting.

     Your continued interest and support of the Corporation and Horizon Bank are sincerely appreciated.

                                       Sincerely,


                                       /s/George W. Gust
                                       George W. Gust
                                       Chairman of the Board

                         HORIZON FINANCIAL CORP.
                          1500 Cornwall Avenue
                      Bellingham, Washington  98225

                       --------------------------

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held on July 24, 2001

                       --------------------------

     NOTICE IS HEREBY GIVEN THAT the 2001 Annual Meeting of Shareholders ("Meeting") of Horizon Financial Corp. ("Corporation") will be held at the Best Western Lakeway Inn which is located at 714 Lakeway Drive, Bellingham, Washington on July 24, 2001 at 2:00 p.m., Pacific Time.

     A Proxy Card and Proxy Statement for the Meeting are enclosed herewith.

     The Meeting is for the purpose of considering and acting upon:

     (1)   The election of four directors of the Corporation; and

     (2) Such other matters as may properly come before the Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on June 6, 2001, are the shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/RICHARD P. JACOBSON
                                     RICHARD P. JACOBSON
                                     SECRETARY

Bellingham, Washington
June 19, 2001

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             PROXY STATEMENT
                                   OF
                         HORIZON FINANCIAL CORP.
                          1500 Cornwall Avenue
                      Bellingham, Washington  98225
                             (360) 733-3050

                       --------------------------

                     ANNUAL MEETING OF SHAREHOLDERS
                              July 24, 2001

                       --------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Horizon Financial Corp. ("Horizon Financial" or the "Corporation"), the holding company for Horizon Bank ("Horizon Bank" or the "Bank"), to be used at the 2001 Annual Meeting of Shareholders of the Corporation ("Meeting") which will be held at the Best Western Lakeway Inn, 714 Lakeway Drive, Bellingham, Washington, on Tuesday, July 24, 2001 at 2:00 p.m., Pacific Time. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are being first mailed to shareholders on or about June 19, 2001.

                          REVOCATION OF PROXIES

     Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Corporation or the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. An executed proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein provided they are executed. Where no instructions are indicated, executed proxies will be voted for the nominees for directors set forth below and for the approval of the appointment of independent auditors.

                       VOTING AND PROXY PROCEDURE

     Shareholders Entitled to Vote. Shareholders of record as of the close of business on June 6, 2001 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Corporation then held. Shareholders are not permitted to cumulate their votes for the election of directors. As of the Voting Record Date the Corporation had 8,855,516 shares of Common Stock issued and outstanding.

     As provided in the Company's Articles of Incorporation, record holders of the Company's Common Stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

     If you are a beneficial owner of the Corporation's Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of the Corporation's Common Stock held in street name in person at the Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

     Quorum. The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. The nominees for director who receive a plurality of the votes cast by the holders of the outstanding Common Stock entitled to vote at the Meeting will be elected. Pursuant to the

Corporation's Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

     Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors. If a shareholder of record attends the Meeting, he or she may vote by ballot. The Board recommends a vote FOR the election of the nominees for director.

     The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.

     Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Corporation or by filing a later proxy prior to a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     If your Common Stock of the Corporation is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

     Participants in the ESOP. If a shareholder is a participant in the Horizon Bank Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Persons and groups who beneficially own in excess of five percent of the Corporation's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Corporation, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, at the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The table also sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Corporation's directors, "named executive officers," and all directors and executive officers as a group. The following table sets forth, at the close of business on the Voting Record Date.

                                     Number of Shares       Percent of Shares
Name                               Beneficially Owned (1)(2)   Outstanding
----                               -------------------------   -----------

Beneficial Owners of More Than 5%

Dimensional Fund Advisors (3)                 551,743              6.23%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

Directors

Robert C. Diehl                                40,414              0.46
Fred R. Miller                                 84,733              0.96
George W. Gust                                187,232              2.11
Frank G. Uhrig                                 97,064              1.10
James A. Strengholt                             3,450              0.04
Richard R. Haggen                               1,477              0.02
Gary E. Goodman                                 1,366              0.02
Robert C. Tauscher                                575              0.01

Named Executive Officers(4)

V. Lawrence Evans(5)                          214,243              2.42

All Executive Officers and
 Directors as a Group (12 persons)            706,701              7.98%
---------------
(1) Includes all shares owned directly by the named individuals or by the individuals indirectly through a trust or corporation, or by the individuals' spouses and minor children, except as otherwise noted. The named individuals effectively exercise sole or shared voting and investment power over these shares.
(2) Includes shares of Common Stock subject to outstanding stock options which are exercisable within 60 days after the Voting Record Date.
(3) Based on an amended Schedule 13G dated February 2, 2001, filed with the SEC that discloses sole voting and dispositive power as to 551,743 shares.
(4) Under SEC regulations the term "named executive officer(s)" is defined to include the chief executive officer, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Mr. Evans was the Corporation's only "named executive officer" during the fiscal year ended March 31, 2001. Mr. Evans serves as President and Chief Executive Officer of the Corporation and the Bank.
(5)   Mr. Evans is also a director of the Corporation.

                    PROPOSAL I -- ELECTION OF DIRECTORS

     The Corporation's Board of Directors consists of nine directors. The Corporation's bylaws provide that directors will be elected for three-year staggered terms with approximately one-third of the directors elected each year. Effective October 31, 2000, director L.M. (Larry) Strengholt retired, and his son, James A. Strengholt was appointed as a director effective November 1, 2000. On April 24, 2001, the Board amended the Corporation's bylaws increasing the number of directors to nine and appointing Robert C.
Tauscher as a director.   Accordingly, at the Meeting, one director will be
elected to serve for a one-year term and three directors will be elected to serve for a three-year term, or until their respective successors have been duly elected and qualified. The Board of Directors has nominated for election as directors George W. Gust, Frank G. Uhrig and James A. Strengholt, each for three-year terms, and Robert C. Tauscher for a one year term. Messrs. Gust, Uhrig, Strengholt and Tauscher are each current members of the Board of Directors of the Corporation and the Bank.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees for the terms specified in the table below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board may reduce the number of directors to eliminate the vacancy. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. GUST, UHRIG, STRENGHOLT AND TAUSCHER.

     The following table sets forth certain information regarding the nominees for election at the Meeting and those directors continuing in office after the Meeting.

                                         Year First Elected         Term to
      Name                  Age(1)     or Appointed Director(2)     Expire
      ----                  ------     ------------------------     ------

                                     NOMINEES

  George W. Gust              71               1976                 2004(3)
  Frank G. Uhrig              70               1978                 2004(3)
  James A. Strengholt         48               2000                 2004(3)
  Robert C. Tauscher          51               2001                 2002(3)

                                CONTINUING DIRECTORS

  Richard R. Haggen           56               1994                 2002
  V. Lawrence Evans           54               1990                 2002
  Robert C. Diehl             62               1976                 2003
  Fred R. Miller              64               1984                 2003
  Gary E. Goodman             53               1998                 2003
-------------
(1)  As of March 31, 2001.
(2)  Includes prior service on the Board of Directors of the Bank.
(3)  Assuming the individual is elected or re-elected.

     The principal occupation of each director nominee of the Corporation for the last five years is set forth below. Unless otherwise stated, each director resides in the State of Washington.

     GEORGE W. GUST joined the Bank in 1975 and served as the Bank's Chairman of the Board of Directors from August 1984 to July 1997. Mr. Gust has served as the Corporation's Chairman of the Board of Directors since October 1995.

     FRANK G. UHRIG is the manager and the majority shareholder of Yeager's Sporting Goods and Marina which sells sporting goods, boats, motors and general merchandise.

     JAMES A. STRENGHOLT is the Vice President of Strengholt Construction Company, Inc., a general building contractor based in Lynden, Washington.

     ROBERT C. TAUSCHER is the President and Chief Executive Officer of Team Corporation, a manufacturer of vibration testing equipment, in Burlington, Washington.

     RICHARD R. HAGGEN is owner and co-chairman of the Board of Directors of Haggen, Inc., a retail grocery chain.

     V. LAWRENCE EVANS joined the Bank in 1972 and served as the Bank's Executive Vice President from 1983 to 1990. Mr. Evans has served as President of the Bank since May 14, 1990 and as Chief Executive Officer since March 26, 1991. He was elected Chairman of the Bank's Board of Directors in July 1997. Mr. Evans also serves as President and Chief Executive Officer of the Corporation.

     ROBERT C. DIEHL is the President and General Manager of Diehl Ford, Inc., an automobile dealership.

     FRED R. MILLER is the retired and former owner and President of the Skagit Bonded Collectors, Inc., Mount Vernon, Washington.

     GARY E. GOODMAN is the refinery manager for the Tosco Refinery in Ferndale, Washington.

            MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Boards of Directors of the Corporation and the Bank conduct their business through meetings of the Boards and through their committees. During fiscal 2001, the Board of Directors of the Corporation held eight meetings. No director of the Corporation attended fewer than 75% of the total number of meetings of the Board of Directors and committees on which the director served.

      The full Board of Directors of the Corporation acts as a Nominating Committee for the annual selection of its nominees for election as directors. The Corporation's Bylaws provide that any nomination to the Board of Directors (except one proposed by the existing Board of Directors of the Corporation) must be in writing and delivered or mailed to the Chairman of the Board of the Corporation at least 20 days prior to the meeting of shareholders called for the election of directors. The Board of Directors met twice during the 2001 fiscal year in its capacity as the Nominating Committee.

      The Executive Committee of the Corporation is composed of Directors Diehl, Evans, Gust and Miller. This Committee meets at least monthly to advise management of the Corporation between meetings of the Board of Directors. The Executive Committee met 12 times during the 2001 fiscal year.

      The Audit Committee of the Corporation is composed of Directors Diehl, Haggen and Strengholt. The Audit Committee is responsible for examining and evaluating the activities of the Corporation and reporting its findings to the Board. This examination determines the reliability of information produced on behalf of the Corporation and the effectiveness of internal practices and procedures and the efficiency of operations. The Audit Committee also assists the Board in the selection of independent accountants. The Audit Committee met five times during the 2001 fiscal year.

      The Compensation and Retirement Committee is composed of Directors Diehl, Gust and Miller. This Committee makes recommendations to the Board of Directors concerning corporation compensation packages and retirement plans. The Compensation and Retirement Committee met twice during the 2001 fiscal year.

                          DIRECTORS' COMPENSATION

       Each director of the Corporation is also a director of the Bank. Directors of the Corporation received no additional compensation for attendance at any meeting of the Corporation's Board of Directors or committees thereof during the 2001 fiscal year. Members of the Bank's Board of Directors receive an annual retainer of $9,000 and $400 for attendance at each Board meeting. The Chairman of the Board receives an additional $400 per month. Directors also receive $300 for each committee meeting attended held on the day of a regular meeting or a special board meeting held by telephone conference call, and $300 for attendance at a special board meeting or a committee meeting held on a day other than the day of a regular board meeting. Members of the Executive Committee receive $400 per month. Employees of the Bank who are also directors do not receive compensation for their attendance at any board or committee meetings.

                         EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation received by Mr. Evans. All compensation is paid by the Bank.


                                                                               Long-Term
                                                                              Compensation
                                         Annual Compensation                     Awards
                              -----------------------------------------------  ----------
Name and                                                    Other Annual                     All Other
Position                      Year   Salary($)   Bonus($)  Compensation($)(1)  Options(#) Compensation($)
--------                      ----   ---------   --------  ------------------  ---------- ---------------
V. Lawrence Evans             2001   $182,700    $17,351     $97,117             8,625       $23,772(2)
 President and Chief          2000    174,000     17,809      74,550             5,750        24,997
 Executive Officer of         1999    174,000     22,747      36,000            11,500        17,127
 the Bank and the
 Corporation
---------------
(1)  Represents deferred compensation under the Bank's deferred compensation plan.
(2)  For fiscal 2001, includes contributions of $2,500 to the Bank's ESOP, $17,215 to the Bank's Retirement
     Savings and Investment Plan, $672 for life insurance premiums; and $3,385 for an automobile allowance.


     Option Grant Table.  The following table sets forth all grants of options to Mr. Evans for the fiscal year ended March 31, 2001.

                                                          Individual Grants
                            -----------------------------------------------------------------------------
                                                                        Potential Realizable Value at
                                      % of Total                        Assumed Annual Rates of Stock
                                       Options                          Price Appreciation for Option
                            Options   Granted to  Exercise                             Term
                            Granted  Employees in   Price   Expiration   --------------------------------
    Name                      (#)    Fiscal Year   ($/Sh)      Date      0%($)     5%($)     10%($)
    ----                    -------  ------------  -------  ----------   -------  --------  --------
V. Lawrence Evans             8,625     5.98%       $8.0696  10/24/10    $13,837   $18,010   $22,182
----------------
(1)  The dollar gains under these columns result from calculations required by the SEC's rules and are not intended to forecast future price appreciation of the Company Common Stock. It is important to note that options have value only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Company's Common Stock would be approximately $10.16 and $10.64, respectively, as of the expiration date of the options.


     Option Exercise/Value Table.  The following information with respect to options exercised during the fiscal year ended March 31, 2001, and remaining unexercised at the end of the fiscal year, is presented for
Mr. Evans.


                                                            Number of
                                                      Securities Underlying       Value of Unexercised
                                                        Unexercised Options       In-the-Money Options
                          Shares                       at Fiscal Year End(#)     at Fiscal Year End($)
                        Acquired on      Value      --------------------------  -------------------------
   Name                 Exercise (#)  Realized($)   Exercisable  Unexercisable  Exercisable Unexercisable
   ----                 ------------  -----------   -----------  -------------  ----------- -------------
V. Lawrence Evans        18,883        $47,224       67,969       18,687         $89,988     $20,399

----------------
(1)  Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on March 31, 2001 less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.




     Employment Agreements. The Corporation and the Bank are parties to an employment contract with Mr. Evans. The agreement renews automatically for an additional one year term until either of the parties notifies the other in writing of its intent not to renew the contract. Under the agreement, Mr. Evans' current annual base compensation is $182,700. In addition, Mr. Evans is entitled to participate in and to receive all benefits which are applicable to the Corporation's executive employees. The agreement also provides for compensation to be paid to Mr. Evans in the event of his disability, termination without cause or in the event of a change in control of the Corporation. In the event of a change in control (as defined in the agreement), Mr. Evans would be entitled to receive an amount equal to
2.99 times the average annual base compensation received prior to the date of change of control for the most recent five taxable years. Assuming that a change in control had occurred during fiscal 2001, Mr. Evans would have been entitled to a cash payment equal to approximately $514,699 based on his current annual compensation.

     Deferred Compensation Plan. The Bank has established a deferred compensation plan for certain of its officers, including Mr. Evans. The plan provides for additional retirement benefits payable over a 12 to 17 year period following retirement. In connection with the funding of the Bank's obligation under the plan, the Bank has acquired life insurance policies on the lives of plan participants. Deferred compensation expense for Mr. Evans amounted to $97,117, $74,550 and $36,000 in 2001, 2000 and 1999,
respectively.

                         AUDIT COMMITTEE MATTERS

     Audit Committee Charter. The Audit Committee operates pursuant to a Charter approved by the Corporation's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Corporation. The Audit Committee Charter, which was adopted by the Corporation's Executive Committee in June 2000 and ratified and approved by the Audit Committee in July 2000, sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department, and management of the Corporation. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

     Report of the Audit Committee. The Audit Committee reports as follows with respect to the Corporation's audited financial statements for the year ended March 31, 2001:

     . The Audit Committee has completed its initial review and discussion of the Corporation's 2001 audited financial statements with management;

     . The Audit Committee has discussed with the independent auditors (Moss Adams LLP) the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the Corporation's financial statements;

     . The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditor and its related entities and the Corporation and its related entities which, in the auditors' professional judgment, reasonably may be thought to bear on the auditors' independence, and the letter from the independent auditors confirming that, in its professional judgment, it is independent from the Corporation and its related entities, and has discussed with the auditors the auditors' independence from the Corporation; and

     . The Audit Committee has, based on its initial review and discussions with management of the Corporation's 2001 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Corporation's audited financial statements for the year ended March 31, 2001 be included in the Corporation's 2001 Annual Meeting Proxy Solicitation Materials.

         Audit Committee:         Robert C. Diehl, Chairman
                                  Richard R. Haggen
                                  James A. Strengholt

     Independence and Other Matters. Each member of the Audit Committee is "independent," as defined, in the case of the Corporation, under The Nasdaq Stock Market Rules. The Audit Committee members do not have any relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. None of the Audit Committee members are current officers or employees of the Corporation or its affiliates.

                     COMPENSATION COMMITTEE MATTERS

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee. The Compensation Committee's duties are to recommend and administer policies that govern executive compensation for the Corporation and the Bank. The Compensation Committee evaluates executive performances, compensation policies and salaries. The Compensation Committee recommends salaries to be paid to each executive officer. The entire Board of Directors reviews the Compensation Committee's recommendations as to executive compensation, including the Chief Executive Officer, and sets these salaries.

     The executive compensation policy of the Corporation and the Bank is designed to establish an appropriate relationship between executive pay and the Corporation's and the Bank's annual and long-term performance, long-term growth objectives, and their ability to attract and retain qualified executive officers. The principles underlying the program are:

     . To attract and retain key executives who are vital to the long-term success of the Corporation and the Bank and are of the highest caliber;

     . To provide levels of compensation competitive with those offered throughout the financial industry; and

     . To motivate executives to enhance long-term shareholder value by building their ownership in the Corporation.

     The Committee also considered a variety of subjective and objective factors in determining the compensation package for individual executives including (1) the performance of the Corporation and the Bank as a whole with an emphasis on annual and long-term performance, (2) the responsibilities assigned to each executive, and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Corporation and the Bank during the year.

     Another factor the Compensation Committee (and the Board of Directors) considered when making their decisions was the overall profitability of the Corporation and Bank, rather than establishing compensation levels on the basis of whether specific financial goals had been achieved by the Corporation and the Bank.

     The annual salary for V. Lawrence Evans was increased $8,700, or 5% from $174,000 for fiscal 2000 to $182,700 for fiscal 2001. The bonus paid to Mr. Evans is based on the profitability of the Bank, using the same formula that applies to all employees vested in the Bank's cash profit sharing program. The Compensation Committee believes that Mr. Evans' compensation, and management compensation levels as a whole, appropriately reflect the application of the Corporation's and the Bank's executive compensation policy and the progress of the Corporation and the Bank.

                                  Compensation Committee

                                  /s/George W. Gust
                                  /s/Robert C. Diehl
                                  /s/Fred R. Miller

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors consists of Directors George
W. Gust, Robert C. Diehl and Fred R. Miller. During fiscal 2001, there were no compensation committee interlocks between the Corporation and any other entity.

     Performance Graph. The following graph compares the cumulative total shareholder return on the Corporation's Common Stock with the cumulative total return on the Nasdaq Index and the SNL Western Thrift Index, which encompasses ten western states. Total return assumes reinvestment of all dividends.

                             [graph appears here]


[data for graph:]

                                             Period Ending
                     ---------------------------------------------------------
Index                03/31/96  03/31/97  03/31/98  03/31/99  03/31/00 03/31/01
-----                --------  --------  --------  --------  -------- --------
Horizon Financial
 Corp.                 100.00    136.50   199.09    146.35    103.23   132.97
Nasdaq - Total US*     100.00    111.15   168.47    227.62    423.37   169.46
SNL Western Thrift
 Index                 100.00    143.06   233.46    194.32    144.78   290.11

-------------
*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago, 2000. Used with permission. All rights reserved. crsp.com.

            COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Corporation's executive officers and directors, and persons who own more than 10% of any registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC within prescribed time periods. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Corporation by the above referenced persons, the Corporation believes that during the fiscal year ended March 31, 2001 all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with except for the filing of a Form 4, Statement of Change in Beneficial Ownership of Securities, by Robert C. Diehl, a director of the Corporation. Mr. Diehl inadvertently failed to file a Form 4, Statement of Change in Beneficial Ownership of Securities, for a transaction during the month of January 2001, which was subsequently filed in April 2001.

                       TRANSACTIONS WITH MANAGEMENT

     Under federal law, officers and directors of the Bank are generally prohibited from receiving any loan or extension of credit at other than market rates and terms.

                                AUDITORS

     Moss Adams LLP served as the Corporation's auditors for the 2001 fiscal year. The Board of Directors currently anticipates appointing Moss Adams LLP to be its auditors for the 2002 fiscal year. A representative of Moss Adams LLP will be present at the Meeting to respond to questions from shareholders and will have the opportunity to make a statement if he or she so desires.

Audit Fees

     The aggregate fees billed to the Corporation by Moss Adams LLP for professional services rendered for the audit of the Corporation's financial statements and the reviews of the financial statements included in the Corporation Forms 10-Q, including travel expenses, were $57,400.

Financial Information Systems Design and Implementation Fees

     Moss Adams LLP performed no financial information system design or implementation work for the Corporation during the fiscal year ended March 31, 2001.

All Other Fees

     Other than audit fees, the aggregate fees billed to the Corporation by Moss Adams LLP for fiscal 2001, none of which were financial information systems design and implementation fees, were $21,610. The Audit Committee of the Board of Directors determined that the services performed by Moss Adams LLP other than audit services are not incompatible with Moss Adams LLP maintaining its independence.

                              OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers, and regular employees of the Corporation may solicit proxies personally or by telephone at their regular salary or hourly compensation.

     The Corporation's 2001 Annual Report to Shareholders has been mailed to all shareholders of record as of the Voting Record Date. Any shareholder who has not received a copy of such annual report may obtain a copy without charge by writing the Corporation. Such annual report is not to be treated as part of the proxy solicitation material nor having been incorporated herein by reference.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion is intended to assist in understanding the financial condition and results of operations of the Corporation and its subsidiary. The information contained in this section should be read in conjunction with the Consolidated Financial Statements and the accompanying Notes contained herein.

Forward Looking Statements

     Management's Discussion and Analysis and other portions of this report contain certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This statement is for the express purpose of availing Horizon Financial to the protections of such safe harbor provisions of said Act with respect to all "forward looking statements." Horizon Financial has used "forward looking statements" to describe future plans and strategies, including expectations of Horizon Financial's potential future financial results. Management's ability to predict results or the effect of future plans and strategies is inherently uncertain. Factors that could effect results include, but are not limited to: the future level of interest rates, industry trends, general economic conditions, loan delinquency rates, and changes in state and federal regulations. These factors should be considered when evaluating the "forward looking statements" and undue reliance should not be placed on such statements.

General

     Horizon Financial was formed under Washington law on May 22, 1995, and became the holding company for Horizon Bank, effective October 13, 1995. Effective June 19, 1999 the Corporation completed the acquisition of Bellingham Bancorporation, whose wholly-owned subsidiary, Bank of Bellingham, was merged with and into Horizon Bank. At March 31, 2001, the Corporation had total assets of $729.7 million, total deposits of $595.9 million and total equity of $97.9 million. The Corporation's business activities generally are limited to passive investment activities and oversight of its investment in the Bank. Accordingly, the information set forth herein, including the consolidated financial statements and related data, relates primarily to the Bank and its subsidiary.

     The Bank was organized in 1922 as a Washington State chartered mutual savings and loan association and converted to a federal mutual savings and loan association in 1934. In 1979, the Bank converted to a Washington State chartered mutual savings bank, the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC"). On August 12, 1986, the Bank converted to a state chartered stock savings bank under the name "Horizon Bank, a savings bank". The Bank became a member of the Federal Home Loan Bank ("FHLB") of Seattle in December 1998. Effective March 1, 2000, the Bank changed its name to its current title, "Horizon Bank".

     The Bank's operations are conducted through 15 full-service office facilities, located in Whatcom, Skagit and Snohomish counties in Northwest Washington. The acquisition of Bellingham Bancorporation increased Horizon Financial's and Horizon Bank's presence in Whatcom County. During fiscal 2000, the Bank opened an additional office in Whatcom County, located in the Barkley Village area of Bellingham, in the northeast portion of the city. In addition to serving the growing population in this area, this new office (approximately 15,000 square feet) serves as an operation center to support additional growth for the Corporation. The Bank also completed construction of a new office building at Murphy's Corner near Mill Creek, which replaced the Bank's leased location in that area. During fiscal 2000, the Bank purchased a bank site in Marysville, which will provide additional growth opportunities. The Bank's management continues to research sites for future development, with emphasis on locations in the growing Snohomish County markets.

     At its October 24, 2000 meeting, the Board of Directors authorized the repurchase of up to 10% (approximately 897,000 shares, as restated) of the Corporation's outstanding Common Stock over a 24 month period. During the fiscal year ended March 31, 2001, the Corporation repurchased 683,790 shares of its Common Stock, compared to the repurchase of 420,900 shares of Common Stock during the prior year.

Acquisition

     On June 19, 1999, the Corporation completed the acquisition of Bellingham Bancorporation, a Washington corporation, headquartered in Bellingham, Washington. The acquisition was accomplished in an all stock transaction valued at approximately $15.5 million, including the assumption of outstanding Bellingham Bancorporation stock options and warrants. The Corporation exchanged 3.15 shares, as restated, of its Common Stock for each Bellingham Bancorporation share. In this regard, Horizon Financial issued approximately 1,298,654 shares, as restated, of its Common Stock in the transaction. The acquisition was accounted for as a pooling of interests.

     Prior to the acquisition, Bellingham Bancorporation was a $64.3 million, bank holding company for the Bank of Bellingham, its primary subsidiary. The Bank of Bellingham was founded in 1992 by a group of local business people for the purpose of providing commercial banking services to the local community, and operated three full-service banking facilities in Bellingham.

Operating Strategy

     The primary business of the Bank is to acquire funds in the form of savings deposits and wholesale funds, and to use the funds to make consumer, real estate and commercial loans in the Bank's primary market area. In addition, the Bank invests in U.S. Government and federal agency obligations, mortgage-backed securities, equity securities, and municipal securities. The Bank intends to continue to fund its assets primarily with retail deposits, although FHLB advances, and other wholesale borrowings, may be used as a supplemental source of funds.

     The Bank's profitability depends primarily on its net interest income, which is the difference between the income it receives on its loan and investment portfolio and its cost of funds, which consists of interest paid on deposits.

     Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The Bank's profitability is also affected by the level of other income and expenses. Other income includes income associated with the origination and sale of mortgage loans, loan servicing fees and net gains and losses on sales of interest-earning assets. Other expenses include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums, data servicing expenses and other operating costs. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation and monetary and fiscal policies.

     The Bank's business strategy is to operate as a well-capitalized, profitable and independent community bank, dedicated to commercial lending, home mortgage lending, consumer lending, small business lending and providing quality financial services to local personal and business customers. The Bank has sought to implement this strategy by:
(i) focusing on commercial banking opportunities, subsequent to its acquisition of a commercial bank in 1999; (ii) continued efforts towards the origination of residential mortgage loans, including one- to- four family residential construction loans; (iii) providing high quality, personalized financial services to individuals and business customers and communities served by its branch network; (iv) selling fixed rate mortgages to the secondary market; (v) improving asset quality; (vi) containing operating expenses; and (vii) maintaining capital in excess of regulatory requirements combined with prudent growth.

Financial Condition

     Total consolidated assets for the Corporation as of fiscal year-end March 31, 2001 were $729,736,156, an increase of 2.22% from $713,914,043 at March
31, 2000. This increase in assets was due primarily to the growth in loans receivable, which increased 1.32% in fiscal 2001 to $597,382,353 from $589,583,539 in fiscal 2000.

     The Bank sold $73,908,347 of real estate loans in fiscal 2001, compared to $13,378,358 in fiscal 2000. The Bank sells real estate loans during periods of increased loan volume to improve the Bank's cash flow and to manage its interest rate risk profile. In addition to these cash sales, the Bank securitized $21,703,576 in long term, fixed rate mortgages during fiscal 2001 compared to $15,851,825 in fiscal 2000. These securitizations shifted loans from loans receivable into the investment portfolio, which enhanced the Bank's liquidity position and decreased the credit risk associated with the loans receivable. These securitizations also provided the Bank with collateral to borrow wholesale funds in the reverse repurchase markets.

     Total liabilities were $631,826,799 at March 31, 2001, an increase of 2.24% from $617,979,052 at March 31, 2000. The increase in liabilities was due in large part to the growth in deposits, which increased 5.60% in fiscal 2001 to $595,913,667 from $564,327,085 in the prior year. In addition, the Bank's balance sheet included $22,938,000 in other borrowings at March 31, 2001, compared to $39,853,000 at March 31, 2000.

     Shareholder equity in fiscal 2001 increased 2.06% to $97,909,357 at March 31, 2001 from $95,934,991 at fiscal 2000 year end. This increase was due primarily to the increase in comprehensive income of $11,534,243 less dividends paid and shares repurchased. The Corporation remains strong in terms of its capital position, with a shareholder equity-to-assets ratio of 13.42% at March 31, 2001, compared to 13.44% at March 31, 2000.

Results of Operations

     Net Interest Income. Net interest income in fiscal 2001 was $23,597,920, a slight increase from fiscal 2000 of $23,690,385, compared to $22,852,162 in fiscal 1999. Total interest income increased in fiscal 2001 to $55,837,145, a 11.79% increase from fiscal 2000 of $49,947,277, compared to $48,119,292 in fiscal 1999.

     Interest income on loans in fiscal 2001 was $49,361,792, a 12.49% increase from $43,881,883 in fiscal 2000, compared to $41,848,137 in fiscal 1999. The increases in fiscal 2001 and 2000 were due primarily to an overall growth in loans receivable.

     Interest and dividends on investments and mortgage-backed securities was $6,475,353 in fiscal 2001, a 6.76% increase from $6,065,394 in fiscal 2000, compared to $6,271,155 in fiscal 1999. The increase in fiscal 2001 was primarily due to an increase in the size of the Bank's investment portfolio. The decrease in fiscal 2000 was primarily due to the lower level of interest rates during the year.

     Total interest expense in fiscal 2001 increased to $32,239,225, a 22.78% increase over fiscal 2000 of $26,256,892, compared to $25,267,130 in fiscal 1999. Interest on deposits increased 18.73% in fiscal

2001, to $29,221,019 compared to $24,611,084  in fiscal 2000, and $24,546,781 in fiscal 1999. This increase in fiscal 2001 is due to an overall growth in deposits and a higher interest rate environment at the short end of the yield curve, which greatly affects the rates paid by the bank to attract and retain deposits.

     Interest on borrowings increased to $3,018,206 in fiscal 2001, compared to $1,645,808 in fiscal 2000, and $720,349 in fiscal 1999, as the Bank
continued to borrow funds in the wholesale markets.   During the first three
quarters of the year, the Bank used the wholesale markets to meet its funding needs. During the final quarter of the fiscal year, the Bank began paying down its borrowings in the lower interest rate environment as liquidity improved.

     Provision for Losses on Loans. The provision for losses on loans decreased in fiscal 2001 to $320,000 from $437,234 in fiscal 2000 and $484,500 in fiscal 1999. These figures include both specific and general reserves. As of March 31, 2001, the allowance for loan loss reserves was $4,976,670. The general and specific reserves as of March 31, 2001 represent 0.83% of loans receivable, compared to 0.81% as of March 31, 2000 and 0.84% at March 31, 1999. The Bank's management considers this to be an adequate level of reserves at this time.

     As of March 31, 2001, there were nine loans in the Bank's portfolio over 90 days delinquent, with balances totaling $832,299, which represented 0.11% of total assets. This represents an decrease from $911,729 in delinquent loan balances or 0.13% of assets at March 31, 2000. Subsequent to year end, the Bank had one borrower who had loans totaling approximately $17,000,000, became late on two regularly scheduled payments and had acknowledged that it had current temporary working capital shortages. The Bank estimates that there will be no loss on these loans due to the overall financial strength of the borrower, the borrower's plan to restructure its balance sheet, and the quality of the collateral held by the Bank.

     Non-Interest Income. Non-interest income in fiscal 2001 was $2,950,714, an increase of 3.49% from fiscal 2000 of $2,851,189, compared to $3,174,824 in fiscal 1999. Service fee income was $2,076,421 in fiscal 2001, a 9.55% increase from fiscal 2000 of $1,895,482 in fiscal 2000, compared to $1,937,808 in fiscal 1999. The primary reason for the increase in fiscal 2001 was due to the change in the net gain/(loss) on sales of investment securities, which increased 104.85% to $379,017 from $185,018 in fiscal 2000. The gains in these periods were due primarily to the sale of selected common stocks and mortgage backed securities from the Bank's investment portfolio. The decrease in fiscal 2000 was due in large part to the sale of mortgage servicing rights by the former Bank of Bellingham mortgage division in fiscal 1999.

     The net gain or loss on sale of loans decreased to a loss of $251,688 in fiscal 2001 from a loss of $97,026 in fiscal 2000, compared to a loss of $359,130 in fiscal 1999. When the Bank sells loans, the gains or losses related to the loan balances and the prices received in the secondary market are reflected as non-interest income. When the Bank sells low coupon, long-term fixed rate mortgages to reduce its interest rate risk exposure, the non-interest income portion of the income statement may show a loss, as has been the case in the past three fiscal years. The remaining outstanding fees associated with these mortgages, however, flow to the income statement as interest income. Therefore, even when the non-interest income portion of the sale reflects a loss, it is possible that the loan sales (including the fee recognition) generate an overall profit to the Bank. For example, in fiscal 2001, the fees recognized from loan sales exceeded the losses from the sale of these loans by $661,533.

     Non-Interest Expense. Non-interest expense in fiscal 2001 increased to $13,756,271, a 3.87% increase from fiscal 2000 of $13,243,789, compared to
$11,356,722 in fiscal 1999. Compensation and employee benefits increased 8.02% in fiscal 2001 to $7,303,373 from $6,761,018 in fiscal 2000, compared to
$5,609,141 in fiscal 1999. Contributing to the increase in compensation and employee benefits during fiscal 2001 were expenses related to the Bank's deferred compensation plan and growth in personnel in the Bank's commercial division. The increase in fiscal 2000 was primarily due to the overall growth of the Bank.

     Building occupancy expense was $2,300,210 in fiscal 2001, a 4.48% increase from $2,201,486 in fiscal 2000, compared to $1,704,764 in fiscal
1999.   Factors contributing to this increase include: a new office in
Bellingham opened November 1999; a new office in Edmonds, opened in March 1999; a new office in Murphy's Corner, opened in February 2000; and considerable technology upgrades.

     Other non-interest expenses decreased 3.69% to $2,658,918 in fiscal 2001, from $2,760,783 in fiscal 2000, compared to $2,687,500 in fiscal 1999. The increase in fiscal 2000 was due in part to additional legal and professional expenses related to the merger of Bellingham Bancorporation, along with legal fees related to trade-name infringement.

     Data processing expenses increased in fiscal 2001 to $914,467 from $914,417 in fiscal 2000, compared to $834,513 in fiscal 1999. The increase in fiscal 2000 was due in large part to fees charged for the termination of the Bank of Bellingham data processing provider, and the subsequent conversion to the Bank's data processor.

     Advertising and marketing expenses decreased 4.42% to $579,303 in fiscal 2001 from $606,085 in fiscal 2000, compared to $520,804 in fiscal 1999. This increase in fiscal 2000 was due in large part to the Bank's additional marketing efforts to communicate its expanded commercial product lines and services, following the merger with the Bank of Bellingham.

     Provisions for Income Tax. Income tax expense increased to $4,201,964 in fiscal 2001, from $4,180,040 in fiscal 2000, compared to $4,843,562 in fiscal 1999. The Bank's effective tax rate was approximately 34% in each of the past three fiscal years.

     Net Income. Net income of $8,270,399 for fiscal 2001 represent a 4.72% decrease from fiscal 2000 earnings of $8,680,511, compared to fiscal 1999 earnings of $9,342,202. Basic earnings per share for 2001 were $.90 on weighted average shares of 9,153,073, compared to basic earnings per share of $.89 on weighted average shares of 9,783,107 in fiscal 2000, and basic earnings per share of $.96 on weighted average shares of 9,740,383 in fiscal 1999.

Yields Earned and Rates Paid

     The Bank's pre-tax earnings depend primarily on its net interest income, the difference between the income it receives on its loan portfolio and other investments and its cost of money, consisting primarily of interest paid on savings deposits, and other borrowings. Net interest income is affected by
(i) the difference between rates of interest earned on its interest-earning assets and rates paid on its interest-bearing liabilities ("interest rate spread") and (ii) the relative amounts of its interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. Financial institutions have traditionally used interest rate spreads as a measure of net interest income. Another indicator of an institution's net interest income is its "net yield on interest-earning assets" which is net interest income divided by average interest earning assets.


     The following table presents at the date and for the periods indicated, the total dollar amount of interest income and interest expense, as well as the resulting yields earned and rates paid.

                  At March 31,                               Year Ended March 31,
                ---------------  ---------------------------------------------------------------------------
                      2001                 2001                     2000                       1999
                ---------------  -----------------------  ------------------------   -----------------------
                        Average                  Average                   Average                   Average
                        Yield/   Average          Yield/  Average           Yield/   Average          Yield/
                Balance  Cost    Balance  Interest Cost   Balance  Interest  Cost    Balance  Interest Cost
                -------  -----   -------  -------- -----  -------  --------  ----    -------  -------- ----
                                               (Dollars in thousands)
Interest-earning
assets:
 Loans
  receivable...$597,382  8.31%  $594,181  $49,362  8.31%  $553,803  $43,882  7.92%  $503,835 $41,848   8.20%
 Investment
  securities...  34,628  7.20     30,642    2,208  7.20     29,790    2,216  7.44     42,930   2,520   5.87
 Mortgage-backed
  securities...  53,508  6.64     64,235    4,267  6.64     60,556    3,849  6.36     57,721   3,751   6.50
               --------  ----   --------  -------  ----   --------  -------  ----   -------- -------   ----
 Total interest-
  earning
  assets....... 685,518  8.10    689,058   55,837  8.10    644,149   49,947  7.73    604,486  48,119   7.82

Interest-bearing
liabilities:
 Deposits...... 595,914  5.10    573,509   29,221  5.10    531,550   24,611  4.53    515,746  24,547   4.76
 Borrowings....  22,938  6.73     44,817    3,018  6.73     29,192    1,646  5.64     14,633     720   4.92
               --------  ----   --------  -------  ----   --------  -------  ----   -------- -------   ----
 Total interest-
  bearing
  liabilities.. 618,852  5.21    618,326   33,239  5.21    560,742   26,257  4.59    530,379  25,267   4.76
               --------                   -------         --------  -------         -------- -------
Net interest
 income........                           $23,598                   $23,690                  $22,852
                                          =======                   =======                  =======
Interest rate
 spread........                                    2.89%                     3.14%                     3.20%
                                                   ----                      ----                      ----
Net yield on
 interest-earning
 assets........                                    3.42%                     3.65%                     3.78%
                                                   ----                      ----                      ----
Ratio of average
 interest-earning
 assets to average
 interest-bearing
 liabilities...                                  111.44%                   114.87%                   113.97%
                                                 ======                    ======                    ======


Rate/Volume Analysis

     The table below sets forth certain information regarding changes in interest income and interest expense for the Bank for the periods indicated.  For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to (1) changes in volume (change in volume multiplied by old rate); (2) changes in rates (change in rate multiplied by old volume); (3)
changes to rate-volume (changes in rate multiplied by the change in volume); and (4) the total changes (the sum of the prior columns).

                                                   Year Ended March 31,
             ----------------------------------------------------------------------------------------------
                   2001  vs.  2000                 2000  vs.  1999                1999  vs.  1998
             ---------------------------  --------------------------------  -------------------------------
                 Increase (Decrease)            Increase (Decrease)            Increase (Decrease)
                       Due to                          Due to                         Due to
             ---------------------------  --------------------------------  -------------------------------
                            Rate/                            Rate/                             Rate/
             Volume  Rate  Volume  Total  Volume     Rate   Volume   Total  Volume    Rate    Volume  Total
             ------  ----  ------  -----  ------     ----   ------   -----  ------    ----    ------  -----
                                               (In thousands)
Interest Income:
 Interest and
  fees on
  loans......$3,177 $2,146  $157  $5,480  $4,239  $(2,006)  $(199)  $2,034  $3,788  $(1,190)  $(115) $2,483
 Investment
  securities
  and other
  interest-
  bearing
  securities.   220    180    10     410    (384)     198     (20)    (206)    212     (310)    (10)   (108)
             ------ ------  ----  ------  ------  -------   -----   ------  ------  -------   -----  ------
 Total
  interest-
  earning
  assets.... $3,397 $2,326  $167  $5,890  $3,855  $(1,808)  $(219)  $1,828  $4,000  $(1,500)  $(125) $2,375
             ====== ======  ====  ======  ======  ========  =====   ======  ======  =======   =====  ======
Interest
expense:
 Deposit
  accounts.. $1,378 $3,059  $173  $4,610  $2,251  $(2,078)  $(109)  $   64  $1,580  $  (915)  $ (61) $  604
 Borrowings.    661    580   131   1,372     715      105     105      925     972      (14)   (286)    672
             ------ ------  ----  ------  ------  -------   -----   ------  ------  -------   -----  ------
 Total
  interest-
  bearing
  liabil-
  ities....  $2,039 $3,639  $304  $5,982  $2,966  $(1,973)  $  (4)  $  989  $2,552  $  (929)  $(347) $1,276
             ====== ======  ====  ======  ======  ========  =====   ======  ======  =======   =====  ======

Liquidity and Capital Resources

     The Bank maintains liquid assets in the form of cash and short-term investments to provide a source to fund loans, savings withdrawals, and other short-term cash requirements. At March 31, 2001, the Bank had liquid assets (cash and marketable securities with maturities of one year or less) with a book value of $32,930,711.

     As of March 31, 2001, the total book value of investments and mortgage-backed securities was $82,303,478, compared to a market value of $88,539,702 with an unrealized gain of $6,236,224. On March 31, 2000, the total book value of investments and mortgage-backed securities was $76,988,647, compared to a market value of $77,951,531 with an unrealized gain of $962,884. The Bank foresees no factors that would impair its ability to hold debt securities to maturity.

     The Bank's primary sources of funds are cash flow from operations, which consist primarily of mortgage loan repayments, deposit increases, loan sales, borrowings, and cash received from the maturity or sale of investment securities. The Bank's liquidity fluctuates with the supply of funds and management believes that the current level of liquidity is adequate at this time. If additional liquidity is needed, the Bank's options include, but are not necessarily limited to: 1) Selling additional loans in the secondary market; 2) Entering into reverse repurchase agreements; 3) Borrowing from the FHLB of Seattle; 4) Accepting additional jumbo and/or public funds deposits; or 5) Accessing the discount window of the Federal Reserve Bank of San Francisco.

     Shareholder's equity as of March 31, 2001 was $97,909,357, or13.42% of assets, compared to $95,934,991 or 13.44% of assets at March 31, 2000. The Bank continues to exceed the 5.0% minimum tier one capital required by the FDIC in order to be considered well capitalized. The Bank's total risk-adjusted capital ratio as of March 31, 2001 was 21.21%, compared to 22.93% as of March 31, 1999. These figures are well above the well-capitalized minimum of 10% required by the FDIC.

Quantitative and Qualitative Disclosures About Market Risk

     The Bank's largest component of market risk continues to be interest rate risk. Currently, the Bank's assets and liabilities are not directly exposed to foreign currency or commodity price risk. At March 31, 2001, the Bank had no off-balance sheet derivative financial instruments, nor did it have a trading portfolio of investments.

     One method of analyzing an institution's interest rate risk position is an interest rate sensitivity GAP analysis. The interest rate GAP is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period, and the interest-bearing liabilities maturing or repricing within that same time period. A GAP is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate liabilities during the same period. A GAP is considered negative when the amount of interest sensitive liabilities exceeds the amount of interest sensitive assets. At March 31, 2001, the Bank's one year GAP position was a negative 25.94%, compared to a negative 35.40% at March 31, 2000. The Bank has historically been considered liability sensitive with its negative GAP position, due to the assumption that its liabilities (primarily comprised of certificates of deposit) would reprice more rapidly than its assets (which are primarily longer term mortgages). For example, in a rising rate environment, the Bank's cost of savings should rise more rapidly than its yield on its mortgages, as these liabilities reprice more rapidly than the Bank's assets. The result to the Bank's operation in a rising rate environment should be a compression of its net interest margin, which was the primary factor affecting the Bank's income statement for much of the fiscal year. Conversely, in a falling rate environment, the Bank's liabilities should re-price more rapidly than its assets, resulting in an improvement in its net interest margin. Other factors, such as prepayments on mortgages and investments, the interest rate sensitivity of deposits, and general economic conditions can also have significant effects on the Bank's performance in a changing interest rate environment.

     In addition to changes in the directions of interest rates, the Bank's long term performance is likely to be affected significantly by the shape and magnitude of the slope of the yield curve. The yield curve is a graphical representation of the relationship between short and long term interest rates. As mentioned above, the majority of the Bank's liabilities are in the form of certificates of deposit, most of which reprice or mature within one year. As such, the rates paid on these liabilities are influenced primarily by rates at the short end of the yield curve. The Bank's composition of assets, however, is heavily weighted in long term fixed rate mortgages, which are generally affected more by the rates at the long end of the yield curve. Therefore, all else being equal, the Bank should generally be more profitable in the long run when there is a positive slope in the yield curve. Historically, a positively sloped yield curve is more common, with long-term rates higher than short-term rates. However, the recent yield curves have been flat to inverted, scenarios which present challenges to the Bank. The Bank's excellent asset quality, low efficiency ratio, and healthy capital to assets ratio have allowed the Bank to continue to operate profitability, despite this challenging yield curve environment.

     As a result of the merger with the Bank of Bellingham, the combined Bank's balance sheet has become less liability sensitive (compared to Horizon Bank alone), as many of the Bank of Bellingham's assets are variable rate products which generally re-price more rapidly than Horizon Financial's previous asset base.

     Quantitative Disclosures About Market Risk.  The table below represents
the balances of the Bank's financial instruments at March 31, 2001.   The
expected maturity categories take into consideration projected prepayment rates as well as actual amortization of principal. In preparation of the table, numerous assumptions were made regarding prepayment rates and deposit account interest sensitivity.

                            Average  Within  1 Year to   2 Years    3 Years     Beyond                Fair
                             Yield   1 Year   2 Years   to 3 Years to 5 Years  5 Years     Total     Total
                             -----   ------   -------   ---------- ----------  -------     -----     -----
                                         (Dollars in thousands)
Interest-Sensitive Assets:
 Loans receivable........... 8.31%  $133,052   $84,192   $73,241   $100,756   $206,141   $597,382   $603,165
 Mortgage-backed securities. 6.64     11,236     6,280     6,086      8,401      1,505     53,508     54,355
 Investments and other
  interest-earning assets... 7.20     17,044     3,142     3,583      8,814      2,045     34,628     40,016

Interest-Sensitive
  Liabilities:
 Checking accounts.......... 1.20      9,873    13,024        --         --     42,222     65,119     65,119
 Money market/
  ultimate accounts......... 3.87     21,474    21,474        --         --     28,631     71,579     71,579
 Savings accounts........... 2.98      6,470     6,470        --         --     19,408     32,348     32,348
 Certificates of deposit.... 6.10    349,244    49,040     8,375     17,502      2,707    426,868    432,592
 Other borrowings........... 6.73     15,938        --     7,000         --         --     22,938     23,321

Off-Balance Sheet Items:
 Commitments to
  extend credit............. 7.03      6,549        --        --         --         --      6,549      6,549
 Unused lines of credit..... 9.08     27,138        --        --         --         --     27,138     27,138
 Credit card arrangements...12.78      4,303        --        --         --         --      4,303      4,303




     As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities, they may react in different degrees to changes in market interest rates. In addition, in the event of changes in interest rates, expected rates of prepayments on loans and withdrawals from savings accounts might deviate significantly from those assumed in presenting the table. Therefore, the data presented in the table should not be relied upon as necessarily indicative of actual future results.

                             SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the proxy solicitation materials of the Corporation for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office at 1500 Cornwall Avenue, Bellingham, Washington, no later than February 20, 2002. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/RICHARD P. JACOBSON
                                    RICHARD P. JACOBSON
                                    SECRETARY

Bellingham, Washington
June 19, 2001

     A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD AS OF JUNE 6, 2001, UPON WRITTEN REQUEST TO RICHARD P. JACOBSON, SECRETARY, HORIZON FINANCIAL CORP., 1500 CORNWALL AVENUE, BELLINGHAM, WASHINGTON 98225.

                     Horizon Financial Corp.
                  Independent Auditor's Report
                               and
                Consolidated Financial Statements
                  March 31, 2001, 2000 and 1999

                                                             MOSS-ADAMS LLP

                         HORIZON FINANCIAL CORP.
                           Table of Contents
                     March 31, 2001, 2000 and 1999

                                                                        Page
                                                                        ----

 Independent Auditor's Report. . . . . . . . . . . . . . . . . . .       F-1
 Consolidated Financial Statements
       Statement of Financial Position . . . . . . . . . . . . . .       F-2
       Statement of Income . . . . . . . . . . . . . . . . . . . .       F-3
       Statement of Stockholders' Equity . . . . . . . . . . . . .       F-4
       Statement of Cash Flows . . . . . . . . . . . . . . . . . .       F-5
       Notes to Financial Statements . . . . . . . . . . . . . . . F-6 - F-28

                          [Moss Adams Letterhead]

                        Independent Auditor's Report

To the Stockholders and Directors
Horizon Financial Corp.

We have audited the accompanying consolidated statement of financial position of Horizon Financial Corp. and its subsidiary as of March 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the periods ended March 31, 2001, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Horizon Financial Corp. and Subsidiary as of March 31, 2001 and 2000, and the results of their operations and cash flows for each of the three years in the periods ended March 31, 2001, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.


/s/Moss Adams LLP

Bellingham, Washington
April 24, 2001

                         HORIZON FINANCIAL CORP.
              Consolidated Statement of Financial Position
                         March 31, 2001 and 2000

                             Assets
                                                    2001            2000
                                                ------------   ------------

 Cash and cash equivalents......................$ 11,947,606   $ 16,043,055
 Interest-bearing deposits......................  12,560,012      3,960,522
 Investment securities
   Available-for-sale (amortized cost 2001:
     $15,866,697; 2000: $10,935,828)............  21,251,635     14,203,332
   Held-to-maturity (estimated fair value
     2001: $373,193; 2000: $863,733)............     368,989        868,764
 Mortgage-backed securities
   Available-for-sale (amortized cost 2001:
     $46,977,570; 2000: $52,974,906)............  47,626,879     50,796,431
   Held-to-maturity (estimated fair value 2001:
     $6,727,983; 2000: $8,127,513)..............   6,530,210      8,248,627
 Federal Home Loan Bank Stock...................   5,832,000      5,254,200
 Loans receivable .............................. 597,382,353    589,583,539
 Loans held for sale............................   2,382,225           -
 Accrued interest and dividends receivable .....   4,623,914      4,391,961
 Bank premises and equipment, net...............  15,214,519     16,192,154
 Goodwill, net .................................     574,039        631,442
 Income tax receivable..........................        -           316,328
 Real estate owned..............................        -           323,468
 Other assets...................................   3,441,775      3,100,220
                                                ------------   ------------
 TOTAL ASSETS ..................................$729,736,156   $713,914,043
                                                ============   ============

              Liabilities and Stockholders' Equity

 Deposits.......................................$595,913,667   $564,327,085
 Accounts payable and other liabilities.........   6,991,698      9,982,464
 Securities sold under agreements to repurchase.   5,938,000     17,853,000
 Other borrowed funds...........................  17,000,000     22,000,000
 Advances by borrowers for taxes and insurance..   1,609,924      1,083,905
 Income tax currently payable...................     181,562           -
 Net deferred income tax liabilities............   2,721,497      1,365,123
 Deferred compensation..........................   1,470,451      1,367,475
                                                ------------   ------------
       Total liabilities........................ 631,826,799    617,979,052
                                                ------------   ------------
 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERS' EQUITY
   Serial preferred stock, $1 par value,
     10,000,000 shares authorized; none issued
     or outstanding.............................        -              -
   Common stock, $1 par value, 30,000,000 shares
     authorized; 8,861,238 and 8,642,571 issued
     and outstanding, respectively .............   8,861,238      8,642,571
   Additional paid-in capital...................  62,380,016     57,372,024
   Retained earnings............................  23,046,017     33,325,068
   Unearned ESOP shares.........................    (360,517)      (432,621)
   Accumulated other comprehensive income.......   3,982,603        718,759
   Treasury stock, -0- and 366,000 shares, at
     cost.......................................        -        (3,690,810)
                                                ------------   ------------
       Total stockholders' equity...............  97,909,357     95,934,991
                                                ------------   ------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.....$729,736,156   $713,914,043
                                                ============   ============

             See accompanying notes to these financial statements.

                         HORIZON FINANCIAL CORP.
                     Consolidated Statement of Income
                Years Ended March 31, 2001, 2000 and 1999

                                        2001          2000           1999
                                   ------------   ------------  ------------
 INTEREST INCOME
   Interest on loans...............$ 49,361,792   $ 43,881,883  $ 41,848,137
   Investment and mortgage-backed
     securities
       Taxable interest............   5,855,320      5,385,655     6,043,022
       Nontaxable interest income..      54,416         87,058       164,566
       Dividends...................     565,617        592,681        63,567
                                   ------------   ------------  ------------
         Total interest income.....  55,837,145     49,947,277    48,119,292
                                   ------------   ------------  ------------

 INTEREST EXPENSE
   Interest on deposits............  29,221,019     24,611,084    24,546,781
   Interest on other borrowings....   3,018,206      1,645,808       720,349
                                   ------------   ------------  ------------
         Total interest expense....  32,239,225     26,256,892    25,267,130
                                   ------------   ------------  ------------
         Net interest income.......  23,597,920     23,690,385    22,852,162

 PROVISION FOR LOAN LOSSES.........     320,000        437,234       484,500
                                   ------------   ------------  ------------
         Net interest income
          after provision for
          loan losses..............  23,277,920     23,253,151    22,367,662
                                   ------------   ------------  ------------

 NONINTEREST INCOME
   Service fees ...................   2,076,421      1,895,482     1,937,808
   Other...........................     746,964        867,715     1,266,814
   Net gain (loss) on sales of
     loans.........................    (251,688)       (97,026)     (359,130)
   Net gain on sale of investment
     securities....................     379,017        185,018       329,332
                                   ------------   ------------  ------------
         Total noninterest income..   2,950,714      2,851,189     3,174,824
                                   ------------   ------------  ------------

 NONINTEREST EXPENSE
   Compensation and employee
     benefits......................   7,303,373      6,761,018     5,609,141
   Building occupancy..............   2,300,210      2,201,486     1,704,764
   Other expenses..................   2,658,918      2,760,783     2,687,500
   Data processing.................     914,467        914,417       834,513
   Advertising ....................     579,303        606,085       520,804
                                   ------------   ------------  ------------
       Total noninterest expense...  13,756,271     13,243,789    11,356,722
                                   ------------   ------------  ------------

 INCOME BEFORE PROVISION FOR
 INCOME TAX........................  12,472,363     12,860,551    14,185,764

 PROVISION FOR INCOME TAX
   Current.........................   4,526,964      4,110,567     5,182,562
   Deferred........................    (325,000)        69,473      (339,000)
                                   ------------   ------------  ------------
         Total provision for
           income tax..............   4,201,964      4,180,040     4,843,562
                                   ------------   ------------  ------------
 NET INCOME .......................$  8,270,399   $  8,680,511  $  9,342,202
                                   ============   ============  ============

 BASIC EARNINGS PER SHARE..........$        .90   $        .89  $        .96
                                   ============   ============  ============

 DILUTED EARNINGS PER SHARE........$        .90   $        .88  $        .94
                                   ============   ============  ============

             See accompanying notes to these financial statements.

                                                             HORIZON FINANCIAL CORP.
                                                       Statement of Stockholders' Equity
                                                         March 31, 2001, 2000 and 1999

                                    Common Stock
                              -------------------------     Additional                          Unearned
                               Number of                      Paid-In         Retained            ESOP
                                Shares         At Par         Capital         Earnings           Shares
                              ----------   ------------   --------------   -------------     -----------

BALANCE, March 31, 1998........8,446,958   $  8,446,958   $   55,591,677   $  22,900,670   $    (400,000)
Comprehensive income
  Net income...................     -              -                -          9,342,202            -
  Other comprehensive income
   Change in unrealized gains
   on available-for-sale
   securities, net taxes of
   $34,072 ....................     -              -                -               -               -

  Total other comprehensive
     income....................     -              -                -               -               -

  Comprehensive income.........     -              -                -               -               -

Reclassification of previously
 allocated proceeds from common
 stock to retained earnings by
 regulatory agreement - BOB....     -              -             300,000        (300,000)           -

Recognition of ESOP shares
  released.....................     -              -                -               -             50,000

Cash dividends on common stock
  at $0.44 per share based on
  shares outstanding prior to
  the merger for each
  respective quarter...........     -              -                -         (3,304,296)           -

Dividend reinvestment plan.....   35,801         35,801          496,461            -               -

Stock options exercised........    8,764          8,764           70,928            -               -
                              ----------   ------------   --------------   -------------     -----------
BALANCE, March 31, 1999........8,491,523      8,491,523       56,459,066      28,638,576        (350,000)

Comprehensive income
  Net income...................     -              -                -          8,680,511            -
  Other comprehensive income
    Change in unrealized gains
    on available-for-sale
    securities, net taxes of
    $(1,279,151)...............     -              -                -               -               -

    Total other comprehensive
      income...................     -              -                -               -               -

 Comprehensive income..........     -              -                -               -               -

Unearned ESOP shares...........     -              -                -               -           (154,725)
Recognition of ESOP shares
  released.....................     -              -                -               -             72,104
Cash dividends on common stock
  at $0.47 per share...........     -              -                -         (3,994,019)           -
Dividend reinvestment plan.....   31,427         31,427          341,654            -               -
Stock options exercised........  119,621        119,621          571,304            -               -
Treasury stock purchased.......     -              -                -               -               -
                              ----------   ------------   --------------   -------------     -----------
BALANCE, March 31, 2000........8,642,571      8,642,571       57,372,024      33,325,068        (432,621)

Comprehensive income
  Net income...................     -              -                -          8,270,399            -
  Other comprehensive income
    Change in unrealized gains
    on available-for-sale
    securities, net taxes
    of $1,681,374..............     -              -                -               -               -

    Total other comprehensive
      income...................     -              -                -               -               -

 Comprehensive income..........     -              -                -               -               -
Recognition of ESOP shares
  released.....................     -              -                -               -             72,104
Cash dividends on common stock
  at $.48 per share............     -              -                -         (3,785,761)           -
Stock options exercised........   23,453         23,453          138,433             -              -
15% stock dividend.............1,155,814      1,155,814       11,587,035     (12,742,849)           -
Treasury stock purchased.......     -              -                -               -               -
Retirement of treasury stock... (960,600)      (960,600)      (6,717,476)     (2,020,840)           -
                              ----------   ------------   --------------   -------------     -----------
BALANCE, March 31, 2001........8,861,238   $  8,861,238   $   62,380,016   $  23,046,017     $  (360,517)
                              ==========   ============   ==============   =============     ===========





                                   Accumulated
                                     Other            Treasury             Total
                                 Comprehensive         Stock           Stockholders'    Comprehensive
                                  Income (Loss)       at Cost              Equity           Income
                                 -------------    ------------        --------------     ------------

BALANCE, March 31, 1998...........$  3,135,677     $      -            $  89,674,982
Comprehensive income
  Net income......................        -               -                9,342,202     $  9,342,202
  Other comprehensive income......
   Change in unrealized gains
   on available-for-sale
   securities, net taxes of
   $34,072........................      66,139            -                   66,139           66,139
                                                                                         ------------
   Total other comprehensive
     income.......................        -               -                     -              66,139
                                                                                         ------------
  Comprehensive income............        -               -                     -        $  9,408,341
                                                                                         ============
Reclassification of previously
 allocated proceeds from common
 stock to retained earnings by
 regulatory agreement - BOB.......        -               -                     -


Recognition of ESOP shares
  released........................        -               -                   50,000
Cash dividends on common stock
  at $0.44 per share based on
  shares outstanding prior to
  the merger for each
  respective quarter..............        -               -               (3,304,296)
Dividend reinvestment plan........        -               -                  532,262
Stock options exercised...........        -               -                   79,692
                                 -------------    ------------        --------------

BALANCE, March 31, 1999...........   3,201,816            -               96,440,981
Comprehensive income
  Net income......................        -               -                8,680,511     $  8,680,511
  Other comprehensive income
    Change in unrealized gains
    on available-for-sale
    securities, net taxes of
    $(1,279,151)..................  (2,483,057)           -               (2,483,057)      (2,483,057)
                                                                                         ------------
    Total other comprehensive
      income......................        -               -                     -          (2,483,057)
                                                                                         ------------
 Comprehensive income.............        -               -                     -        $  6,197,454
                                                                                         ============
Unearned ESOP shares..............        -               -                 (154,725)
Recognition of ESOP shares
  released........................        -               -                   72,104
Cash dividends on common stock
  at $0.47 per share..............        -               -               (3,994,019)
Dividend reinvestment plan........        -               -                  373,081
Stock options exercised...........        -               -                  690,925
Treasury stock purchased..........        -         (3,690,810)           (3,690,810)
                                 -------------    ------------        --------------

BALANCE, March 31, 2000...........     718,759      (3,690,810)           95,934,991
Comprehensive income
  Net income......................        -               -                8,270,399    $   8,270,399
  Other comprehensive income
    Change in unrealized gains
    on available-for-sale
    securities, net taxes
    of $1,681,374.................   3,263,844            -                3,263,844        3,263,844
                                                                                         ------------
    Total other comprehensive
      income .....................        -               -                     -           3,263,844
                                                                                         ------------
 Comprehensive income.............        -               -                     -       $  11,534,243
                                                                                         ============
Recognition of ESOP shares
  released........................        -               -                   72,104
Cash dividends on common stock
  at $.48 per share...............        -               -               (3,785,761)
Stock options exercised...........        -               -                  161,886
15% stock dividend................        -               -                     -
Treasury stock purchased..........        -         (6,008,106)           (6,008,106)
Retirement of treasury stock......        -          9,698,916                  -
                                 -------------    ------------        --------------
BALANCE, March 31, 2001..........$   3,982,603    $       -           $   97,909,357
                                 =============    ============        ==============

       See accompanying notes to these financial statements.
                                      F-4

                                           HORIZON FINANCIAL CORP.
                                   Consolidated Statement of Cash Flows
                                       March 31, 2001, 2000 and 1999

                                 Increase (Decrease) in Cash and Cash Equivalents

                                                             2001            2000            1999
                                                         ------------    ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.............................................$  8,270,399    $  8,680,511   $  9,342,202
Adjustments to reconcile net income to net
cash provided by operating activities
  Depreciation...........................................   1,201,520       1,072,641        555,740
  Goodwill...............................................      57,403          57,404         76,538
  Amortization and deferrals, net........................     652,209         193,897        260,919
  Stock dividends   Federal Home Loan Bank stock.........    (359,900)       (392,500)       (19,700)
  Provision for loan losses .............................     320,000         437,234        484,500
  Provision for deferred income tax......................    (325,000)         69,473       (339,000)
Changes in assets and liabilities
  Interest and dividends receivable......................    (231,953)       (304,951)       (60,856)
  Interest payable.......................................     (19,778)        122,875         53,873
  Federal income tax (receivable) payable................     497,890      (1,087,314)       646,093
  Net change in loans held for sale......................  (2,382,225)           -              -
  Other assets...........................................    (341,555)       (212,325)      (492,782)
  Other liabilities .....................................  (2,273,337)      3,918,879     (1,943,568)
                                                         ------------    ------------   ------------
    Net cash flows from operating activities.............   5,065,673      12,555,824      8,563,959
                                                         ------------    ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in interest-bearing deposits, net...........  (8,599,490)     11,611,841     (3,957,773)
  Purchases of investment securities - available-
    for-sale............................................. (15,369,787)     (9,241,180)    (4,902,969)
  Proceeds from sales and maturities of
    investment securities - available-for-sale...........  10,438,917      20,425,493     16,585,332
  Proceeds from maturities of investment
    securities - held-to-maturity........................     499,776         523,109        991,752
  Purchases of mortgage-backed securities - available-
    for-sale.............................................  (2,095,614)     (6,016,586)          -
  Proceeds from maturities of mortgage-backed
    securities - available-for-sale......................  29,796,026       8,116,641     25,622,744
  Proceeds from maturities of mortgage-backed
    securities - held-to-maturity........................   1,718,917       2,710,912      4,528,984
  Purchase of Federal Home Loan Bank stock                   (217,900)           -        (4,660,400)
  Net change in loans.................................... (30,402,495)    (67,173,371)   (91,891,262)
  Purchases of bank premises and equipment...............    (223,885)     (5,655,381)    (4,571,408)
  Net change in other real estate owned..................     323,468        (323,468)          -
                                                         ------------    ------------   ------------
    Net cash flows from investing activities............. (14,132,067)    (45,021,990)   (62,255,000)
                                                         ------------    ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in deposits.................................  31,586,582      26,937,240     36,096,830
  Advances from securities sold under agreements
   to repurchase ........................................  30,071,000      37,623,000     29,523,000
  Repayments of securities sold under agreements
    to repurchase........................................ (41,986,000)    (34,570,000)   (14,723,000)
  Advances from other borrowed funds.....................   81,000,000     34,081,849      8,738,504
  Repayments of other borrowed funds..................... (86,000,000)    (20,000,000)    (2,000,000)
  Common stock issued, net...............................     161,886       1,064,006        611,954
  Cash dividends paid....................................  (3,854,417)     (3,825,594)    (3,304,296)
  Treasury stock purchased...............................  (6,008,106)     (3,690,810)      (203,838)
                                                         ------------    ------------   ------------
    Net cash flows from financing activities.............   4,970,945      37,619,691     54,739,154
                                                         ------------    ------------   ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS .................  (4,095,449)      5,153,525      1,048,113
CASH AND CASH EQUIVALENTS, beginning of year.............  16,043,055      10,889,530      9,841,417
                                                         ------------    ------------   ------------
CASH AND CASH EQUIVALENTS, end of year...................$ 11,947,606    $ 16,043,055   $ 10,889,530
                                                         ============    ============   ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the year for interest.................$ 32,259,004    $ 26,206,046   $ 25,229,166
                                                         ============    ============   ============
  Cash paid during the year for income tax...............$  4,130,000    $  4,610,000   $  4,597,200
                                                         ============    ============   ============
NONCASH INVESTING AND FINANCING TRANSACTIONS
  Mortgage loans securitized and exchanged for
    FHLMC participation certificates ....................$ 21,703,576    $ 15,851,825   $ 36,830,693
                                                         ============    ============   ============

           See accompanying notes to these financial statements.

                                HORIZON FINANCIAL CORP.
                            Notes to Financial Statements
                            March 31, 2001, 2000 and 1999

Note 1 - Nature of Operations and Summary of Significant Accounting Policies

     Nature of Operations - Horizon Financial Corp. (the "Company"), through its wholly-owned subsidiary, Horizon Bank (the "Bank"), provides a full range of commercial and mortgage lending services to borrowers and a full range of customer services to depositors through fifteen branches located in Whatcom, Skagit and Snohomish Counties of Washington State. The Bank is an FDIC insured, state-chartered stock savings bank.

     Financial Statement Presentation and Use of Estimates - The financial statements have been prepared in accordance with generally accepted accounting principles and reporting practices applicable to the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of revenues and expenses for the period and assets and liabilities as of the balance sheet date. Actual results could differ from estimated amounts.

     Principles of Consolidation - As of March 31, 2001, 2000 and 1999, and for the years then ended, the consolidated financial statements include the accounts of Horizon Financial Corp. and its wholly-owned subsidiary, Horizon Bank. Westward Financial Services, Inc. is a wholly-owned subsidiary of Horizon Bank, whose accounts are also included in the consolidation. All material intercompany balances and transactions have been eliminated.

     Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand and noninterest-bearing amounts due from banks.

     The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

     Investments in Interest-Bearing Deposits - Investments in interest-bearing deposits consist principally of federal funds sold to a major Seattle-area bank and short-term certificates of deposit with Western Washington financial institutions.

     Investments and Mortgage-Backed Securities - The Company classifies its securities into one of three categories: (1) held-to-maturity, (2) available-for-sale, or (3) trading. Investment securities are categorized as held-to-maturity when the Bank has the positive intent and ability to hold those securities to maturity. Securities which are held-to-maturity are stated at cost, adjusted for amortization of premiums, and accretion of discounts which are recognized as adjustments to interest income.

     Investment securities categorized as available-for-sale are generally held for investment purposes (to maturity), although unanticipated future events may result in the sale of some securities. Available-for-sale securities are recorded at fair value, with the net unrealized gain or loss included as other comprehensive income within the statement of stockholders' equity, net of the related tax effect. Realized gains or losses on dispositions are based on the net proceeds and the adjusted carrying amount of securities sold, using the specific identification method.

     Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary are recognized by write-downs of the individual securities to their fair value. Such write-downs would be included in earnings as realized losses.

     Premiums and discounts are recognized in interest income using the interest method over the period to maturity. The Company had no trading securities at March 31, 2001 and 2000.

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued)

     Federal Home Loan Bank Stock - The Bank's investment in Federal Home Loan Bank (the "FHLB") stock is a restricted investment carried at par value ($100 per share), which reasonably approximates its fair value. As a member of the FHLB system, the Bank is required to maintain a minimum level of investment in FHLB stock based on specific percentages of its outstanding FHLB advances. The Bank may request redemption at par value of any stock in excess of the amount the Bank is required to hold. Stock redemptions are at the discretion of the FHLB.

     Loans Held for Sale - Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

     Loans Receivable - Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

     Loan origination fees, net of certain direct loan origination costs, are deferred and recognized as an adjustment of the yield on the related loans, using the interest method.

     Impaired Loans and Related Income - A loan is considered impaired when management determines that it is probable that all contractual amounts of principal and interest will not be paid as scheduled in the loan agreement. These loans include nonaccruing loans past due 90 days or more, loans restructured in the current year, and other loans that management considers to be impaired.

     When a loan is placed on nonaccrual status, all interest previously accrued, but not collected, is reversed and charged against interest income. Income on nonaccrual loans is then recognized only when the loan is brought current, or when, in the opinion of management, the borrower has demonstrated the ability to resume payments of principal and interest.

     Interest income on restructured loans is recognized pursuant to the terms of new loan agreements. Interest income on other impaired loans is monitored and based upon the terms of the underlying loan agreement. However, the recorded net investment in impaired loans, including accrued interest, is limited to the present value of the expected cash flows of the impaired loan, or the observable fair market value of the loan, or the fair value of the loan's collateral.

     Mortgage Servicing Rights - The Company allocates its total cost in mortgage loans between mortgage servicing rights and loans, based upon their relative fair values, when loans are subsequently sold or securitized, with the servicing rights retained. Fair values are generally obtained through quoted market prices. The Company has established a valuation allowance to measure impairment of its mortgage servicing rights. Impairment is measured based upon the characteristics of the individual loans, including note rate, term, underlying collateral, current market conditions and estimates of net servicing income. The Company accounts for its recorded value, and possible impairment of mortgage servicing rights, on a loan-by-loan basis.

     The cost allocated to mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing income.

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued)

     Provision for Loan Losses   Management estimates the provision for loan
losses by evaluating known and inherent risks in the loan portfolio. These factors include changes in the size and composition of the loan portfolio, actual loan loss experience, current and anticipated economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and determination of the existence and realizable value of the collateral and guarantees securing the loans. The allowance is based upon factors and trends identified by future market factors beyond the Company's control, which may result in losses or recoveries differing significantly from those provided for in the financial statements.

     A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the estimated losses on loans and foreclosed assets held for sale, management obtains independent appraisals for significant properties.

     The majority of the Company's loan portfolio consists of commercial loans and single-family residential loans secured by real estate in the Whatcom, Skagit and Snohomish County areas. Real estate prices in this market are stable at this time. However, the ultimate collectibility of a substantial portion of the Company's loan portfolio may be susceptible to changes in local market conditions in the future.

     While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgment about information available to them at the time of their examination.

     Premises and Equipment - Premises and equipment are stated at cost less accumulated depreciation. Major renewals or betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on the straight-line method over the estimated useful lives of thirty-five years for buildings and three to ten years for equipment.

     Goodwill - Goodwill recognized in connection with the purchase of branch assets and related liabilities is amortized using the straight-line method over ten years. Amortization expense was $57,403, $57,404, and $76,538 at March 31, 2001, 2000 and 1999 , respectively.

     Other Real Estate Owned - Other real estate owned includes properties acquired through foreclosure. These properties are recorded at the lower of cost or estimated fair value. Losses arising from the acquisition of property, in full or partial satisfaction of loans, are charged to the allowance for loan losses.

     Subsequent to the transfer to other real estate owned, these assets continue to be recorded at the lower of cost or fair value (less estimated cost to sell), based on periodic evaluations. Generally, legal and professional fees associated with foreclosures are expensed as incurred. Costs incurred to improve property prior to sale are capitalized, however, in no event are recorded costs allowed to exceed fair value. Subsequent gains, losses, or expenses recognized on the sale of these properties are included in noninterest income or expense.

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued)

     Income Taxes - The Company reports income and expenses using the accrual method of accounting and files a consolidated tax return which includes its subsidiary. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Deferred taxes result from temporary differences in the recognition of certain income and expense amounts between the Bank's financial statements and its tax returns.

     Earnings Per Share - Basic earnings per share amounts are computed based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock dividends and stock splits. Diluted earnings per share amounts are computed by determining the number of additional shares that are deemed outstanding due to stock options under the treasury stock method.

     Financial Instruments - All financial instruments held or issued by the Bank are held or issued for purposes other than trading. In the ordinary course of business, the Bank enters into off-balance-sheet financial instruments consisting of commitments to extend credit. These commitments are recorded in the financial statements when they are funded.

     Advertising Costs - The Company expenses advertising costs as they are incurred.

     Stock Options - The Company recognizes the financial effects of stock options in accordance with Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees (APB 25). Generally, stock options are issued at a price equal to the fair value of the Company's stock as of the grant date. Under APB 25, options issued in this manner do not result in the recognition of employee compensation in the Company's financial statements. Disclosures required by Statement of Financial Accounting Standard No. 123 Accounting for Stock-Based Compensation are provided in Note 15.

     Reclassifications - Certain reclassifications have been made to prior years' amounts to conform to the current year presentation. These reclassifications have no significant effect on the Bank's previously reported financial position or results of operations.

     In June of 2000, the Financial Accounting Standards Board issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. This statement amends SFAS No. 133 for certain derivative instruments and hedging activities. This standard is effective for all fiscal quarters beginning after June 15, 2000. The Bank adopted this standard which did not have a material impact on its reported financial condition or results of operations.

     In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 140 entitled Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The statement replaces SFAS No. 125 and establishes accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS No. 140 generally becomes effective for transactions occurring after March 31, 2001. The Bank does not expect the adoption of this statement to have a material effect on its financial condition or results of operations.

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 2 - Merger Consummated During 2000

     In June 1999, Bellingham Bancorporation and Subsidiary (BOB) was merged into the Corporation. In connection with this transaction, as restated for the 15% stock dividend declared on April 24, 2001, the Corporation issued 1,298,654 shares of common stock, including 167,990 options and warrants, to the shareowners of BOB in an exchange that gave BOB shareowners 3.15 shares of the Corporation's stock for one share of BOB stock. The merger has been accounted for as a pooling-of-interests pursuant to generally accepted accounting principles. Accordingly, the Corporation's consolidated financial statements have been restated for all periods prior to the acquisition to include the financial position, results of operations, and cash flow of BOB. At the date of acquisition, BOB had total assets of $64.3 million, revenue of $1.3 million, and net income of $.57 million. The effects of the restatement on revenues, net income and shareowners' equity are shown below:

                                                                  1999
                                                             -------------
   Revenues
     The Corporation (as previously reported)............... $  45,167,781
     BOB....................................................     6,126,335
                                                             -------------
   As Restated.............................................. $  51,294,116
                                                             =============
   Net Income
     The Corporation (as previously reported)............... $   8,633,001
     BOB....................................................       709,201
                                                             -------------
   As Restated.............................................. $   9,342,202
                                                             =============
   Stockholders' equity
     The Corporation (as previously reported)............... $  89,750,029
     BOB....................................................     6,690,952
                                                             -------------
   As Restated.............................................. $  96,440,981
                                                             =============
Note 3 - Interest-Bearing Deposits

Interest bearing deposits consisted of the following at March 31, 2001 and 2000:

                                             2001                    2000
                                         --------------        -------------

 FHLB DID and Federal funds sold........ $   12,350,000        $   3,727,000
 Certificates of deposit................        210,012              233,522
                                         --------------        -------------
                                         $   12,560,012        $   3,960,522
                                         ==============        =============

The Company has funds on deposit with the Federal Home Loan Bank in a Daily Interest Deposit (DID) account. This account acts like a savings account and earns interest based on the daily federal funds rate.

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 4 - Investment Securities

     The Company's investment policy requires that the Company purchase only high-grade investment securities. Purchases of debt instruments are generally restricted to those rated A or better by a nationally recognized statistical rating organization.

     The amortized cost and estimated market values of investments, together with unrealized gains and losses, are as follows as of March 31, 2001 and 2000, respectively:


                                                                           2001
                                              ------------------------------------------------------------
                                                                  Gross           Gross        Estimated
                                                 Amortized      Unrealized      Unrealized        Fair
                                                    Cost           Gains          Losses         Value
                                              ------------     -----------    ------------    ------------
Available-For-Sale Securities
 State and political subdivisions and U.S.
    government agency securities.............  $  4,878,667     $   101,775    $    (10,479)   $  4,969,963
 Marketable equity securities ...............     2,806,050       5,036,311            -          7,842,361
 Corporate debt securities...................     8,181,980         257,331            -          8,439,311
                                               ------------     -----------    ------------    ------------
    Total available-for-sale securities......    15,866,697       5,395,417         (10,479)     21,251,635
                                               ------------     -----------    ------------    ------------
Held-To-Maturity Securities
 State and political subdivisions and U.S.
    government agency securities.............       368,989           4,204            -            373,193
                                               ------------     -----------    ------------    ------------
    Total held-to-maturity securities .......       368,989           4,204            -            373,193
                                               ------------     -----------    ------------    ------------
    Total investment securities..............  $ 16,235,686     $ 5,399,621    $    (10,479)   $ 21,624,828
                                               ============     ===========    ============    ============





                                                                           2000
                                              ------------------------------------------------------------
                                                                  Gross           Gross        Estimated
                                                 Amortized      Unrealized      Unrealized        Fair
                                                    Cost           Gains          Losses         Value
                                              ------------     -----------    ------------    ------------
Available-For-Sale Securities
 State and political subdivisions and U.S.
   government agency securities.............  $  4,811,736     $     3,425    $    (39,754)   $  4,775,406
 Marketable equity securities...............     1,836,869       3,366,682         (37,188)      5,166,364
 Corporate debt securities..................     4,287,223            -            (25,661)      4,261,562
                                              ------------     -----------    ------------    ------------
   Total available-for-sale securities......    10,935,828       3,370,107        (102,603)     14,203,332
                                              ------------     -----------    ------------    ------------
Held-To-Maturity Securities
 State and political subdivisions and U.S.
   government agency securities ............       368,837            -            (18,385)        350,452
 Corporate debt securities..................       499,927          13,354            -            513,281
                                              ------------     -----------    ------------    ------------
   Total held-to-maturity securities........       868,764          13,354         (18,385)        863,733
                                              ------------     -----------    ------------    ------------
   Total investment securities..............  $ 11,804,592     $ 3,383,461    $   (120,988)   $ 15,067,065
                                              ============     ===========    ============    ============





     The amortized cost and estimated fair value of investment securities at March 31, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 4 - Investment Securities (Continued)

because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   2001
                         --------------------------------------------------
                             Available-For-Sale         Held-To-Maturity
                         ------------------------  ------------------------
                          Amortized    Estimated    Amortized    Estimated
                            Cost      Fair Value      Cost      Fair Value
                         -----------  -----------  ----------   -----------
State and political
subdivisions and
 US government agencies
   One year............. $      -     $      -     $     -      $      -

   Two to five years....   3,486,713    3,568,715        -             -

   Five to ten years....   1,391,954    1,401,248     368,989       373,193
                         -----------  -----------  ----------    ----------
                           4,878,667    4,969,963     368,989       373,193
                         -----------  -----------  ----------    ----------
 Corporate debt securities
   One year ............        -            -           -             -

   Two to five years....   7,192,170    7,429,656        -             -

   Five to ten years ...     989,810    1,009,655        -             -
                         -----------  -----------  ----------    ----------
                           8,181,980    8,439,311        -             -
                         -----------  -----------  ----------    ----------
 Marketable equity
   securities (liquid)..   2,806,050    7,842,361        -             -
                         -----------  -----------  ----------    ----------
 Total investment
   securities........... $15,866,697  $21,251,635  $  368,989    $  373,193
                         ===========  ===========  ==========    ==========

Proceeds from sales of investments and gross realized gains and losses on investment sales were as follows for the year ended March 31:

                                         2001        2000         1999
                                      ---------   ---------   ------------

 Proceeds from sales of investments.. $ 143,675   $ 186,000   $ 16,513,779
                                      =========   =========   ============
 Gross gains realized on sales
   of investments ................... $ 142,856   $ 185,018   $    398,492
                                      =========   =========   ============
 Gross losses realized on sales
   of investments ................... $    -      $    -      $     69,160
                                      =========   =========   ============

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 4 - Investment Securities (Continued)

     Information about concentrations of investments in particular industries for marketable equity securities and corporate debt securities at March 31 consist of the following:

                                         2001                   2000
                              -----------------------------------------------
                                            Market                   Market
                                 Cost       Value         Cost       Value
                              ----------  ----------   ----------  ----------

Marketable equity securities
  Banking.................... $  318,380  $1,089,676   $  318,380  $  907,239
  Government agency stocks...  2,487,670   6,752,685    1,518,489   4,259,125
                              ----------  ----------   ----------  ----------
                              $2,806,050  $7,842,361   $1,836,869  $5,166,364
                              ==========  ==========   ==========  ==========
Corporate debt securities
  Finance companies.......... $5,543,875  $5,759,184   $3,387,223  $3,364,375
  Private utilities..........  1,648,295   1,670,472      900,000     897,187
  Manufacturing companies....    989,810   1,009,655         -           -
                             ----------  ----------   ----------  ----------
Total investment securities.. $8,181,980  $8,439,311   $4,287,223  $4,261,562
                              ==========  ==========   ==========  ==========

     At March 31, 2001 and 2000, U.S. government agency and corporate debt securities of $1,370,000 were pledged as collateral for deposits of state and local government agencies and deposits for trust accounts in excess of $100,000, as required by Washington State Law.

Note 5 - Mortgage-Backed Securities

     Mortgage-backed securities at March 31 consist of the following:

                                                   2001
                            -------------------------------------------------
                                           Gross        Gross     Estimated
                             Amortized   Unrealized   Unrealized     Fair
                              Cost       Gains        Losses       Value
                            -----------  -----------  ----------  -----------
Available-for-sale
  securities .............. $46,977,570  $   724,538  $  (75,229) $47,626,879
Held-to-maturitity
  securities...............   6,530,210      197,991        (218)   6,727,983
                            -----------  -----------  ----------  -----------
     Total mortgage-backed
       securities ......... $53,507,780  $   922,529  $  (75,447) $54,354,862
                            ===========  ===========  ==========  ===========

                                                   2000
                            -------------------------------------------------
                                           Gross        Gross     Estimated
                             Amortized   Unrealized   Unrealized     Fair
                              Cost       Gains        Losses       Value
                            -----------  -----------  ----------  -----------
Available-for-sale
  securities .............. $52,974,906  $    18,768 $(2,197,243) $50,796,431
Held-to-maturitity
  securities ..............   8,248,627       96,529    (217,643)   8,127,513
                            -----------  -----------  ----------  -----------
     Total mortgage-backed
       securities.......... $61,223,533  $   115,297 $(2,414,886) $58,923,944
                            ===========  ===========  ==========  ===========

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 5 - Mortgage-Backed Securities (Continued)

     The amortized cost and estimated fair value of mortgage-backed securities at March 31, 2001 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

                                                   2001
                         --------------------------------------------------
                             Available-For-Sale         Held-To-Maturity
                         ------------------------  ------------------------
                          Amortized    Estimated    Amortized    Estimated
                            Cost      Fair Value      Cost      Fair Value
                         -----------  -----------  ----------   -----------

 Mortgage-backed
  securities
   One year............ $ 1,372,950   $ 1,353,019  $   63,392   $    63,312
   Two to five years...     125,624       115,142      36,349        41,960
   Six to ten years ...   3,002,029     3,005,130   5,941,228     6,066,414
   After ten years.....  42,476,968    43,153,588     489,241       556,297
                        -----------   -----------  ----------   -----------
Total investment
 securities ........... $46,977,571   $47,626,879  $6,530,210   $ 6,727,983
                        ===========   ===========  ==========   ===========

     All of the above mortgage-backed securities are rated AAA by a nationally recognized statistical rating organization.

Note 6 - Loans Receivable

     Loans receivable (collateralized principally by properties in the Whatcom, Skagit and Snohomish Counties of Washington State) at March 31 consist of the following:
                                               2001            2000
                                          -------------    -------------
 First mortgage loans
   1-4 Family............................ $ 619,394,856    $ 606,702,881
   1-4 Family construction ..............    26,715,987       25,911,941
   Less participating....................  (246,582,822)    (176,537,497)
                                          -------------    -------------
     Net of first mortgage loans.........   399,528,021      456,077,325
 Construction and land development ......    30,364,368       18,716,744
 Residential commercial real estate......    24,186,903       21,999,357
 Non-residential commercial real estate..   139,232,200       88,322,611
 Commercial loans .......................    20,221,122       14,472,300
 Home equity secured.....................    19,834,618       16,952,862
 Other consumer loans....................     2,530,851        4,829,230
                                          -------------    -------------
                                            635,898,083      621,370,429
 Less:
   Undisbursed loan proceeds.............   (26,793,487)     (19,631,956)
   Deferred loan fees....................    (6,745,573)      (7,397,782)
   Allowance for loan losses.............    (4,976,670)      (4,757,152)
                                          -------------    -------------
                                          $ 597,382,353    $ 589,583,539
                                          =============    =============

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 6 - Loans Receivable (Continued)

     The Company originates both adjustable and fixed interest rate loans. Adjustable rate loans typically contain annual rate increase caps (2%) and loan lifetime rate increase caps (6% to 8%). At March 31, 2001, the Company had adjustable and fixed rate loans as follows:

            Fixed Rate                             Adjustable Rate
-----------------------------------      ----------------------------------
Term to Maturity         Book Value      Term to Maturity        Book Value
---------------------  ------------      --------------------  ------------

Less than one year     $ 28,838,767      Less than one year    $ 33,748,786
One to two years         19,312,422      One to two years             9,571
Two to five years        59,821,643      Two to five years          115,988
Five to ten years       113,015,661      Five to ten years          509,395
Over ten years          369,730,499      Over ten years          10,795,351

     Real estate loans serviced for others are $246,582,822 and $176,537,497, respectively, as of March 31, 2001 and 2000.

     The Bank generally receives a monthly fee of 0.25% to 0.375% per annum of the unpaid balance of each loan. The sold loans are sold without right of recourse to the Bank by the buyer of the loan interests in the event of default by the borrower.

     As of March 31, 2001 the Company had loans to one borrower totaling approximately $17,000,000. Subsequent to year end the borrower had become late on two regularly scheduled payments and had acknowledged that it had current temporary working capital shortages. The Company estimates that there will be no loss on these loans due to the overall financial strength of the borrower, the borrower's plan to restructure its balance sheet and the quality of the collateral held by the Company. The loans continue to accrue interest according to the contractual terms. Impaired loans on a nonaccrual basis and the related interest are not material as of March 31, 2001 and 2000.

     The allowance for loan losses at March 31, and changes during the year are as follows:
                                   2001         2000          1999
                              -----------   -----------   -----------

Balance, beginning of year....$ 4,757,152   $ 4,463,305   $ 4,085,203
Provision for loan losses.....    320,000       437,234       484,500
Adjustment to reserves........   (100,482)     (143,387)     (106,398)
                              -----------   -----------   -----------
Balance, end of year..........$ 4,976,670   $ 4,757,152   $ 4,463,305
                              ===========   ===========   ===========

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 7 - Mortgage Servicing Rights

     Loan costs allocated to mortgage servicing rights as of March 31, were as follows:
                                                2001         2000
                                            -----------   -----------

Beginning balance ......................... $ 1,466,667   $ 1,335,263
Additions for new loans....................     930,260       287,955
Amortization...............................    (152,032)     (156,551)
                                            -----------   -----------
Ending balance.............................   2,244,895     1,466,667
Valuation allowance for impairment
  mortgage servicing rights................  (1,184,842)     (770,502)
                                            -----------   -----------
Balance, end of year....................... $ 1,060,053   $   696,165
                                            ===========   ===========

     Changes in the valuation allowance for impairment of mortgage servicing was as follows:

Beginning balance.......................... $  (770,502)  $  (703,073)
Additions..................................    (491,007)     (150,629)
Credited to income.........................      76,667        83,200
                                            -----------   -----------
Balance, end of year....................... $(1,184,842)  $  (770,502)
                                            ===========   ===========

Note 8 - Accrued Interest and Dividends Receivable

Accrued interest and dividends receivable at March 31 is summarized as follows:
                                                2001          2000
                                            -----------   -----------

 Investment securities..................... $   304,089   $   247,395
 Mortgage-backed securities................     357,423       400,634
 Loans receivable..........................   3,821,410     3,638,763
 Dividends on marketable equity securities.     140,992       105,169
                                            -----------   -----------
                                            $ 4,623,914   $ 4,391,961
                                            ===========   ===========
Note 9 -  Premises and Equipment

Premises and equipment at March 31 consisted of:

                                               2001           2000
                                            -----------   -----------
 Buildings................................. $11,085,239   $11,059,735
 Equipment.................................   7,106,934     7,280,920
                                            -----------   -----------
                                             18,192,173    18,340,655
 Accumulated depreciation..................  (7,600,183)   (6,771,030)
                                            -----------   -----------
                                             10,591,990    11,569,625
 Land......................................   4,622,529     4,622,529
                                            -----------   -----------
 Balance, end of year...................... $15,214,519   $16,192,154
                                            ===========   ===========
                                      F-16

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 10 - Deposits

     A comparative summary of deposits at March 31 follows:

                                               2001          2000
                                           ------------  ------------

 Demand deposits
   Savings ............................... $ 32,347,737  $ 35,693,618
   Checking...............................   44,115,792    37,910,618
   Checking (noninterest-bearing).........   21,002,917    19,136,845
   Money market...........................   23,613,324    30,804,219
   Ultimate Money Market..................   47,965,397    52,704,628
                                           ------------  ------------
                                            169,045,167   176,249,928
                                           ------------  ------------
 Time certificates of deposit
   Less than $100,000 ....................  301,842,729   286,588,897
   Greater than or equal to $100,000......  125,025,771   101,488,260
                                           ------------  ------------
                                            426,868,500   388,077,157
                                           ------------  ------------
 Total deposits........................... $595,913,667  $564,327,085
                                           ============  ============

     Time certificate of deposit maturities at March 31 are as follows:

                                        2001
                      -----------------------------------------
                        Variable      Fixed
                           Rate       Rate            Total          2000
                      -----------  -------------  -------------  -------------

Within one year...... $ 6,850,770  $ 327,398,032  $ 334,248,802  $ 285,407,886
One to two years.....   2,097,669     49,245,988     51,343,657     46,914,668
Two to three years...   6,398,076      8,441,046     14,839,122      8,075,626
Three to four years..   3,272,704     12,251,040     15,523,744     15,579,139
Four to five years...     390,289      5,962,641      6,352,930     18,963,938
Over five years......   1,564,980      2,995,265      4,560,245     13,135,900
                      -----------  -------------  -------------  -------------
                      $20,574,488  $ 406,294,012  $ 426,868,500  $ 388,077,157
                      ===========  =============  =============  =============

     The terms of variable rate CDs allow customers to make additional deposits to existing CDs at any time.

     The weighted average nominal interest rate on all deposits at March 31, 2001 and 2000 is 5.09 percent and 4.65 percent, respectively.

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 10 - Deposits (Continued)

     Interest expense on deposits for the years ended March 31 is summarized as follows:
                                  2001            2000          1999
                              ------------   ------------   ------------

Money market................. $  2,888,813   $  3,219,405   $  2,936,536
Checking.....................      573,139        535,666        578,427
Savings .....................      991,817      1,083,539      1,126,735
Certificates of deposit......   24,767,250     19,772,474     19,905,083
                              ------------   ------------   ------------
Balance, end of year......... $ 29,221,019   $ 24,611,084   $ 24,546,781
                              ============   ============   ============

Note 11 - Securities Sold Under Agreements to Repurchase

     The Bank has sold certain securities of the U.S. Government and its agencies and other approved investments under agreements to repurchase. A safekeeping agent not under control of the Bank held the securities underlying the agreements. Securities sold under agreements to repurchase were $5,938,000 and $17,853,000 as of March 31, 2001 and 2000, with interest rates at 6.65% as of March 31, 2001 and ranging from 5.30% to 4.89% as of March 31, 2000. The Company has collateralized these agreements with mortgage-backed securities totaling approximately $6.5 million and $16 million as of March 31, 2001 and 2000, respectively. The maturity for this repurchase agreement is March 2002.

Note 12 - Other Borrowed Funds

     The Bank is a member of the Federal Home Loan Bank ("FHLB") of Seattle. As a member, the Bank has a committed line of credit up to 20% of total assets, subject to the Bank pledging sufficient collateral and maintaining the required stock investment. Committed lines of credit agreements totaling approximately $124.7 million and $104.9 million were available to the Bank, of which, $17 million and $22 million were outstanding March 31, 2001 and 2000, respectively. These advances bear interest ranging from 5.25% to 6.63% and 5.94% to 6.75% per annum, respectively. Maturities for the advances are $5,000,000 in April 2001, $5,000,000 in September 2001, $2,000,000 in May
2003, and $5,000,000 in March 2004.

Note 13 - Income Tax

     Deferred income tax results from temporary differences in the recognition of income and expense for tax and financial statement purposes. The source of these differences and the related tax effects for the years ended March 31 are as follows:

                                     2001        2000           1999
                                 ---------    -----------    ----------
Deferred loan fees...............$  64,000    $  (516,830)   $  (117,893)
Loan loss and general reserves...  428,000        647,736        488,792
Deferred compensation............   36,000         36,776         (5,066)
Other, net ...................... (203,000)      (237,155)       (26,833)
                                 ---------    -----------    -----------
                                 $ 325,000    $   (69,473)   $   339,000
                                 =========    ===========    ===========

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 13 - Income Tax (Continued)

     The nature and components of the Company's net deferred tax assets (liabilities), established at an estimated tax rate of 34.25%, are as follows at March 31:
                                                  2001           2000
                                             ------------   ------------

Deferred Tax Assets
  Deferred compensation agreements ..........$    504,000   $    468,000
  Tax based loan loss deductions not
    recognized for financial reporting ......     256,000           -
  Financial reporting accrued expenses not
    recognized for tax purposes .............     287,000        294,000
                                             ------------   ------------
     Total deferred assets...................   1,047,000        762,000
                                             ------------   ------------
Deferred Tax Liabilities
  Deferred loan fees for tax purposes in
    excess of amounts deferred for
    financial reporting purposes.............  (1,062,000)    (1,126,000)
  Tax based loan loss deductions not
    recognized for financial reporting.......        -          (172,000)
  Tax effect of unrealized gains on
    available-for-sale securities............  (2,051,644)      (370,270)
  Other deferred tax liabilities.............    (654,853)      (458,853)
                                             ------------   ------------
     Total deferred liabilities..............  (3,768,497)    (2,127,123)
                                             ------------   ------------
     Net deferred tax assets (liabilities)...$ (2,721,497)  $ (1,365,123)
                                             ============   ============

     The Company believes, based upon the available evidence, that all deferred assets will be realized in the normal course of operations. Accordingly, these assets have not been reduced by a valuation allowance.

     A reconciliation of the Company's income tax provision to the statutory federal income tax rate for the years ended March 31 is as follows:

                                        2001        2000           1999
                                   -----------   -----------   -----------

Provision for income tax at
  the statutory rate of
  35 percent...................... $ 4,365,327   $ 4,501,193   $ 4,965,017
Increase (decrease) in tax
  resulting from..................
   Income taxed at lower bracket..    (100,000)     (100,000)     (100,000)
   Dividends received deduction ..     (48,290)      (21,848)      (15,129)
   Other, net ....................     (15,073)     (199,305)       (6,326)
                                   -----------   -----------   -----------
Income tax provision.............. $ 4,201,964   $ 4,180,040   $ 4,843,562
                                   ===========   ===========   ===========

     Prior to 1997, the Company was allowed a bad debt deduction of 8 percent of taxable income, subject to certain limitations. During 1997, a tax law change eliminated this tax deduction and, in addition, requires the Company to recapture and pay taxes on these deductions taken after fiscal year ended March 31, 1988. The Company has previously recorded deferred tax liabilities to account for this obligation. Therefore, the Company believes retroactive effects of this law change will not be significant. The cumulative tax-basis bad debt deduction as of March 31, 2001 and 2000 was approximately $3,202,000 and $4,269,000, respectively. If any portion of this amount is subsequently used for purposes other than to absorb loan losses, that portion will be subject to federal income tax at the then prevailing tax rate.

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 14 - Benefit Plans

     Defined Benefit Retirement Plan - The Company had a noncontributory defined benefit retirement plan which covered all full-time employees with one year of continuous service who were also eligible to participate as of December 31, 1992. Effective January 1, 1993, the Company curtailed the enrollment of new participants to the plan. Concurrent with the curtailment, the plan fiscal year end was changed to December 31. Contributions to the plan were based upon the Projected Unit Credit actuarial funding method.

     During fiscal year 1999, the Company began steps necessary to terminate the plan, including seeking approval for termination from the Internal Revenue Service. The Company completed the steps necessary to terminate the plan in the fiscal year 2000, at which time all assets of the plan were distributed to participants either through the purchase of a retirement annuity or rolled into the participant's 401(k) account.

     The plan's funded status as of March 31, 2000 and 1999 was as follows:

                                                         March 31,
                                               ----------------------------
                                                   2000            1999
                                               -----------      -----------

 Change in benefit obligation
   Benefit obligation at beginning of year.... $ 3,039,732     $  3,327,085
   Service cost...............................        -             128,064
   Interest cost..............................     156,889          197,091
   Amendments.................................     910,017             -
   Plan curtailment...........................        -            (823,569)
   Actuarial (gain) loss......................    (529,668)         311,008
   Benefits paid..............................  (3,576,970)         (99,947)
                                               -----------      -----------
       Benefit obligation at end of year......        -           3,039,732
                                               -----------      -----------
 Change in plan assets
   Fair value of plan assets at beginning
     of year..................................   3,156,526        2,667,341
   Actual return on plan assets...............     306,769          380,811
   Plan contributions.........................     206,259          208,321
   Operating expenses paid from Trust.........     (92,584)            -
   Benefits paid..............................  (3,576,970)         (99,947)
                                               -----------      -----------
       Fair value of plan assets at
         end of year..........................        -           3,156,526
                                               -----------      -----------
   Funded status..............................        -             116,794
   Unrecognized net actuarial loss............        -                -
   Unrecognized transition obligation.........        -                -
   Unrecognized prior service cost............        -                -
                                               -----------      -----------
       Prepaid (accrued) benefit cost......... $      -         $   116,794
                                               ===========      ===========

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 14 - Benefit Plans (Continued)

                                                         March 31,
                                              ----------------------------
                                                   2000             1999
                                              -----------      -----------

 Components of net periodic benefit cost
   Service cost............................... $      -         $   128,064
   Interest cost..............................     156,889          197,091
   Expected return on plan assets.............    (189,919)        (160,753)
   Recognized net (gain)/loss ................        -              11,229
   Amortization of prior service cost.........        -             (13,365)
   Amortization of transition obligation......        -             (18,491)
   Recognization of prior service costs.......     910,017          (90,071)
   Recognized (gain)/loss of curtailment......        -            (349,755)
   Special pension expense for
     settlement-SFAS 88.......................    (553,934)            -
                                               -----------      -----------
       Net periodic benefit cost (benefit).... $   323,053      $  (296,051)
                                               ===========      ===========


     The weighted average assumptions used were as follows:

                                                      2000           1999
                                                    --------      ---------

 Discount rate.....................................   5.25 %         5.25 %
 Rate of increase in compensation levels...........     -  %         5.00 %
 Expected long-term rate of return on plan assets..   6.00 %         6.00 %

     Deferred Compensation Plan - The Company has entered into deferred compensation agreements with certain of its officers. The agreements provide for additional retirement benefits payable over a 12 to 17 year period following retirement. In connection with these agreements, the Company has acquired life insurance policies on the individual officers covered by the deferred compensation agreements. At March 31, 2001 and 2000, the cash surrender values of these policies included in other assets aggregated $2,083,034 and $1,934,789, respectively.

     Deferred compensation expense amounted to $172,776, $150,000 and $72,000 in 2001, 2000 and 1999, respectively.

     Profit Sharing Arrangement - The Company has a profit sharing arrangement with employees meeting certain service requirements. Payments made to employees pursuant to the arrangement are based upon earnings, growth in deposits and attainment of certain corporate objectives. Costs of the arrangement were $483,413, $421,930 and $351,144 for 2001, 2000 and 1999,
respectively.

     Employee Stock Ownership Plan - The Company has a noncontributory employee stock ownership plan (ESOP) for those employees who have completed a minimum of two years of service. The Company's contribution is determined annually by the Board of Directors. Participants receive distributions from the ESOP only in the event of retirement, disability or termination of employment. The primary purpose of the ESOP is to acquire shares of the Company's common stock on behalf of ESOP participants.

     In April 1996, the Company issued a new loan to the ESOP in the amount of $500,000, to purchase 40,000 shares of common stock in the open market. The loan is to be repaid over a period of

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 14 - Benefit Plans (Continued)

ten years, with annual payments including interest due on March 31. The ESOP shares initially were pledged as collateral for its debt. As the obligation is reduced, shares are released from collateral and allocated to the participants' accounts at a rate of 10% a year. In May 1997, the Company issued a 15% stock dividend which added an additional 5,400 shares to the unallocated ESOP shares. In May 1999, the Company issued an additional loan to the ESOP in the amount of $154,725, to purchase 12,500 shares of common stock in the open market. The loan is to be repaid over seven years with annual payments including interest due March 31. In April 2001, the Company issued a 15% stock dividend which added an additional 4,789 shares to the unallocated ESOP shares. Shares released for allocation were 7,344, 7,344, and 5,290 for the years ended March 31, 2001, 2000 and 1999, respectively. The ESOP shares relating to the loans outstanding as of March 31 were as follows:

                                            2001         2000         1999
                                          --------     --------     --------
 Number of shares
   Allocated shares.......................  30,558       23,214       15,870
   Unallocated shares.....................  36,717       44,061       37,030
       Total ESOP shares..................  67,275       67,275       52,900
                                          --------     --------     --------
 Fair value
   Unallocated shares.....................$355,053     $344,826     $426,650
                                          ========     ========     ========

     Dividends paid on unallocated shares of stock are reinvested and the new shares purchased are allocated to the participants. Compensation expense for the ESOP plan is based upon the fair value of shares committed to be released each year.

     401(k) Plan - Effective January 1, 1993, the Company adopted a defined contribution 401(k) retirement and savings plan (the "Plan") covering substantially all employees. The Company contributes three percent of participating employee's eligible salary to the Plan and a discretionary amount determined annually by the Board of Directors. Total contributions to the Plan amounted to $312,122, $300,904 and $174,463 for the years ended March 31, 2001, 2000 and 1999, respectively.

     The Bellingham Bancorporation had a 401(k) savings plan covering substantially all of its full-time employees. Eligible employees contributed through payroll deductions. Effective January 1996, the plan was amended to allow the Bank to make annual matching contributions, based on actual employee contributions and certain formulas established in the plan, up to a maximum of 4% of the employee's salary. At the time of the merger, employees were transferred into the Company's plan.

Note 15 - Stockholders' Equity

     Capital Requirements - The Corporation and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines on the regulatory framework for prompt corrective action, the Corporation must meet specific capital adequacy guidelines that involve quantitative measures of each entity's assets, liabilities, and certain off-balance-sheet items as calculated under

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 15 - Stockholders' Equity (Continued)

regulatory accounting practices. Capital classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require maintenance of minimum amounts and ratios (set forth in the table below in thousands) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of March 31, 2001, that each entity meets all capital adequacy requirements to which they are subject.

     As of October 30, 2000, the most recent notification from the Bank's regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                                                               To Be Well Capitalized
                                                        For Capital            Under Prompt Corrective
                                   Actual             Adequacy Purposes           Action Provisions
                             ------------------      --------------------      -----------------------
                              Amount     Ratio        Amount      Ratio         Amount        Ratio
                             --------   -------      --------    --------      --------     ----------
As of March 31, 2001
Total Capital
 (to Risk Weighted Assets)
    Consolidated............ $ 99,189    21.24 %     $ 37,356     > 8.00 %     $ 46,694     > 10.00 %
                                                                  -                         -
    Horizon Bank............ $ 99,173    21.21 %     $ 37,398     > 8.00 %     $ 46,747     > 10.00 %
                                                                  -                         -
Tier I Capital
 (to Risk Weighted Assets)
    Consolidated............ $ 93,246    19.97 %     $ 18,678     > 4.00 %     $ 28,017     >  6.00 %
                                                                  -                         -
    Horizon Bank............ $ 93,230    19.94 %     $ 18,699     > 4.00 %     $ 28,048     >  6.00 %
                                                                  -                         -
Tier I Capital
 (to Average Assets)
    Consolidated............ $ 93,246    12.88 %     $ 28,963     > 4.00 %     $ 36,204     >  5.00 %
                                                                  -                         -
    Horizon Bank............ $ 93,230    12.88 %     $ 28,963     > 4.00 %     $ 36,204     >  5.00 %



                                        HORIZON FINANCIAL CORP.
                                Notes to Financial Statements (Continued)
                                    March 31, 2001, 2000 and 1999

Note 15 - Stockholders' Equity (Continued)

                                                                               To Be Well Capitalized
                                                        For Capital            Under Prompt Corrective
                                   Actual             Adequacy Purposes           Action Provisions
                             ------------------      --------------------      -----------------------
                              Amount     Ratio        Amount      Ratio         Amount        Ratio
                             --------   -------      --------    --------      --------     ----------
As of March 31, 2000
Total Capital
 (to Risk Weighted Assets)
    Consolidated............ $ 99,530    22.73 %     $ 35,025     > 8.00 %     $ 43,781     > 10.00 %
                                                                  -                         -
    Horizon Bank............ $ 99,372    22.93 %     $ 34,666     > 8.00 %     $ 43,333     > 10.00 %
                                                                  -                         -
Tier I Capital
 (to Risk Weighted Assets)
    Consolidated............ $ 94,514    21.59 %     $ 17,512     > 4.00 %     $ 26,269     >  6.00 %
                                                                  -                         -
    Horizon Bank............ $ 94,356    21.77 %     $ 17,333     > 4.00 %     $ 26,000     >  6.00 %
                                                                  -                         -
Tier I Capital
 (to Average Assets)
    Consolidated............ $ 94,514    13.60 %     $ 27,792     > 4.00 %     $ 34,740     >  5.00 %
                                                                  -                         -
    Horizon Bank............ $ 94,356    13.58 %     $ 27,792     > 4.00 %     $ 34,740     >  5.00 %
                                                                  -                         -




     Holding Company Loans - Under federal regulations, the Bank is limited, unless previously approved, as to the amount it may loan to the holding company and any one affiliate to 10 percent of its capital stock and surplus, and the total of loans to the holding company and affiliates must not exceed 20 percent of capital and surplus. Further, all such loans must be fully collateralized.

     Dividend Reinvestment Plan - As a service to its stockholders of record, the Bank offers a Dividend Reinvestment and Stock Purchase Plan ("Reinvestment Plan"). Under the terms of the Reinvestment Plan, dividends and optional cash payments may be reinvested toward the purchase of additional shares of stock. No brokerage commission or fees are charged to acquire shares through the Reinvestment Plan.

     Stock Repurchase Plans - During fiscal year 1998, the Company announced a plan to repurchase up to 747,000 shares or approximately 10% of the Company's outstanding common stock. During fiscal 1999, 13,900 shares were repurchased under this plan at a cost of $203,838. In January 1999, the Company entered into a definitive merger agreement with Bellingham Bancorporation, and in connection with this agreement the Company subsequently canceled the repurchase plan. Pursuant to an earlier plan, the Company repurchased 249,090 shares for a total amount of $2,898,631. In January 2000, the Company announced a plan to repurchase up to 992,450 shares, as restated, or approximately 10% of the Company's outstanding common stock. During fiscal 2001, 568,215 shares were repurchased under this plan at a cost of $4,898,256. In October 2000, the Company announced a plan to repurchase up to 897,000 shares, as restated, or approximately 10% of the Company's outstanding common stock. During fiscal 2001, 115,575 shares were repurchased under this plan at a cost of $1,109,850. Effective March 31, 2001, all 1,104,690 shares of treasury stock were retired.

     Stock Dividend - Subsequent to year end, the Company's Board of Directors at its April 24, 2001 Board meeting, announced a 15% stock dividend to be issued June 4, 2001 for shareholders of record May 11, 2001. All periods presented have been restated to reflect the stock dividend.

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 15 - Stockholders' Equity (Continued)

     Stock Warrants - In 1992, certain key organizers of the Bank of Bellingham received warrants for 24,000 shares of stock at an exercise price of $12.50 per share. In conjunction with the merger of Bellingham Bancorporation, the outstanding warrants as of June 19, 1999 were converted at
2.74 shares of Horizon for each share of Bellingham Bancorporation   amounting
to 37,812 shares at an exercise price of $4.56 per share. As of March 31, 2000, warrants for 31,510 shares of stock were still outstanding, which expire September 30, 2002.

     Stock Option and Incentive Plans - The Company may award options for a maximum of 476,100 as restated, of authorized common stock to certain officers and key employees under the 1995 Stock Option and Incentive Plan. Options are granted at no less than fair market value and may or may not vest immediately upon issuance based on the terms established by the Board of Directors. Options are generally exercisable within three to five years from date of grant and expire after ten years.

     Pursuant to the merger with Bellingham Bancorporation in June 1999, the Company adopted the outstanding options in the 1995 Bellingham Bancorporation Stock Option and Incentive Plan. The plan consisted of 41,200 Bellingham Bancorporation shares x 2.74 = 112,888 shares. Options under this plan were granted at fair market value, vest at 20% per year, are exercisable from one to five years and expire after ten years. There are no additional options to be granted under this plan.

     Stock options outstanding also include shares issued under the 1986 Stock Option and Incentive Plan. Options under this plan were granted at fair market value, vest at 20 to 35 percent per year, are exercisable from one to five years and expire after ten years. There are no additional options to be granted under this plan.

     Pro forma information regarding net income and earnings per share is required by Statement of Financial Accounting Standards No. 123 Accounting for Stock-Based Compensation. The pro forma information recognizes, as compensation, the value of stock options granted using an option valuation model known as the Black Scholes model. Pro forma earnings per share amounts also reflect an adjustment for an assumed purchase of treasury stock from proceeds deemed obtained from the issuance of stock options. The fair value for options issued in 2001, 2000 and 1999 is estimated at $246,272, $42,292, and $660,597, respectively. The following assumptions were used to estimate the fair value of the options:

                                               2001      2000      1999
                                             --------  --------  --------

 Risk-free interest rate....................  4.54 %    6.43  %    5.18 %
 Dividend Yield rate........................  4.728%    4.116 %    2.827 %
 Price volatility...........................  0.3018    0.3068     0.2482
 Weighted average expected life of options..  3.20 yr.  3.10 yr.   3.65 yr.

     Management believes that the assumptions used in the option pricing model are highly subjective and represent only one estimate of possible value, as there is no active market for the options granted. The fair value of the options granted will be allocated to pro forma earnings over the vesting period of the options.

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 15 - Stockholders' Equity (Continued)

Pro forma disclosures:
                                    2001           2000           1999
                                ------------   ------------   ------------

 Net income as reported........ $  8,270,399   $  8,680,511   $  9,342,202
 Additional compensation for
   fair value of stock options.     (282,400)      (237,252)      (402,545)
                                ------------   ------------   ------------
 Pro forma net income.......... $  7,987,999   $  8,443,259   $  8,939,657
                                ============   ============   ============
 Earnings per share
    Basic
     As reported ..............        $ .90          $ .89          $ .96
                                       =====          =====          =====
     Pro forma.................        $ .87          $ .86          $ .92
                                       =====          =====          =====
    Diluted
     As reported...............        $ .90          $ .88          $ .94
                                       =====          =====          =====
     Pro forma ................        $ .87          $ .85          $ .90
                                       =====          =====          =====

                              Shares of Common Stock
                              ----------------------     Weighted Average of
                              Available for    Under      Exercise Price of
                              Option/Award     Plan       Shares Under Plan
                              ------------     ----       -----------------

Balance, March 31, 1999........   122,382     566,313
  Authorized...................      -           -
  Granted .....................   (20,125)     20,125                 8.152
  Exercised ...................      -       (131,262)       3.967 - 11.522
  Lapsed ......................    26,888     (26,888)       3.967 - 11.522
  Expired .....................      (301)       -
                                ---------   ---------
Balance, March 31, 2000........   128,844     428,288
  Authorized...................      -           -
  Granted......................  (144,440)    144,440        8.07  -  9.239
  Exercised....................      -        (26,971)       3.967 - 11.522
  Lapsed.......................    16,388     (16,388)       3.967 - 11.522
  Expired......................        (1)       -
                                ---------   ---------
Balance, March 31, 2001........       791     529,369
                                =========   =========

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 15 - Stockholders' Equity (Continued)

                          Options Outstanding
                  -----------------------------------
                                Weighted                Options Exercisable
                                 Average     Weighted  ---------------------
  Range of                      Remaining    Average                 Average
  Exercise           Number    Contractual   Exercise     Number     Exercise
   Prices         Outstanding      Life        Price    Exercisable   Price
-----------       -----------  ------------  --------   -----------  --------

$ 5 to $10........  361,786     6.195 years   $ 8.403     206,279    $ 8.596
$10 to $15........  167,583     7.202 years    11.102      94,664     11.066

     At March 31, 2001, 530,160 shares of common stock were reserved for issuance pursuant to stock plans, options and conversions of preferred stock.

Note 16 - Earnings Per Share

     The numerators and denominators of basic and diluted earnings per share are as follows:
                                        2001            2000         1999
                                     -----------    -----------   -----------

 Net income (numerator)............. $ 8,270,399    $ 8,680,511   $ 9,342,202
 Shares used in the calculation
  (denominators)....................
    Basic earnings per weighted
      average share outstanding.....   9,153,073      9,783,107     9,740,383
   Effect of dilutive stock options.      40,588         92,598       179,030
                                     -----------    -----------    ----------
   Diluted shares...................   9,193,661      9,875,705     9,919,413
                                     ===========    ===========    ==========
 Basic earnings per share...........       $ .90          $ .89         $ .96
                                           =====          =====         =====
 Diluted earnings per share.........       $ .90          $ .88         $ .94
                                           =====          =====         =====

Note 17 - Commitments And Contingencies

     Employment Agreement - The Company has entered into a four-year employment agreement with the Company's president at an amount approximating his current level of compensation. In the event of specified terminations of the president's employment following a change in control of the Company (as defined), the agreement provides the president with severance payments of up to three times his annual compensation plus continuation of certain benefits.

     Long-Term Lease Commitments - The Company has entered into lease agreements for certain parcels of land and branch offices. Future noncancelable lease payments under these agreements are as follows for the years ending March 31:

                   2002................................  $ 123,441
                   2003................................     74,592
                   2004................................     46,800
                   2005................................     19,008
                   2006................................     19,008
                   Thereafter..........................    200,364
                                                         ---------
                                                         $ 483,213
                                                         =========

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 18 - Related Party Transactions

     Certain directors, executive officers, and principal stockholders are Bank customers and have had banking transactions with the Bank. All loans and commitments to loan included in such transactions were made in compliance with applicable laws on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present any other unfavorable features.

     The aggregate balances and activity during 2001 and 2000 are as follows and were within regulatory limitations:
                                                 2001           2000
                                            ------------     -----------

 Balance, beginning of year...............  $  7,000,849     $ 1,079,065
 New loans or advances ...................    10,612,418       6,178,373
 Repayments ..............................    (5,677,570)       (256,589)
                                            ------------     -----------
 Balance, end of year.....................  $ 11,935,697     $ 7,000,849
                                            ============     ===========
 Interest earned on loans.................  $    948,342     $    75,396
                                            ============     ===========

     Deposits from related parties totaled approximately $3,883,800 and $3,821,538 at March 31, 2001 and 2000, respectively.

Note 19 - Significant Group Concentrations of Credit Risk

     Most of the Bank's business activity is with customers located within Whatcom, Skagit and Snohomish Counties. Investments in state and municipal securities involve governmental entities within the state of Washington. The Bank originates commercial, real estate and consumer loans. Generally, loans are secured by deposit accounts, personal property or real estate. Rights to collateral vary and are legally documented to the extent practicable. Although the Bank has a diversified loan portfolio, local economic conditions may affect borrowers' ability to meet the stated repayment terms.

Note 20 - Financial Instruments

     The Bank is a party to financial instruments with off-balance-sheet risk (loan commitments) in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. Loan commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheet. The contract amounts of those commitments reflect the extent of the Bank's exposure to credit loss from these commitments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment; and income-producing commercial properties.

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 20 - Financial Instruments (Continued)

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. Except for certain long-term guarantees, the majority of guarantees expire in one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral supporting those commitments, for which collateral is deemed necessary, generally amounts to one hundred percent of the commitment amount at March 31, 2001.

     The Bank has not been required to perform on any financial guarantees and has not incurred any losses on its commitments in 2001, 2000 and 1999.

     The following is a summary of the off-balance-sheet financial instruments or contracts outstanding:
                                                 2001             2000
                                             ------------    ------------

 Commitments to extend credit............... $ 33,687,415    $ 29,493,821
 Credit card arrangements...................    4,303,465       3,050,931
 Standby letters of credit..................      285,757       1,044,613

Note 21 - Disclosures About Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of the following classes of financial instruments:

     Cash Equivalents, Interest-bearing Deposits, and Loans Held-for-Sale - Due to the relatively short period of time between the origination of these instruments and their expected realization, the carrying amount is estimated to approximate market value.

     Investment and Mortgage-Backed Securities - Fair values are based on quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

     Federal Home Loan Bank ("FHLB") Stock - FHLB Stock is carried at $100 par value. This investment is considered restricted, as a minimum investment must be maintained in order to obtain borrowing commitments from FHLB. The Company may redeem its investment only at par value, which is used as the estimated market value.

     Loan Receivables - For certain homogeneous categories of loans, such as those written to Federal Home Loan Mortgage Corporation ("FHLMC") standards, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

     Accrued Income and Expense Accounts - Due to the short-term nature of these amounts, recorded book value is believed to approximate fair value.

     Deposit Liabilities, Repurchase Agreements and Other Borrowed Funds - The fair value of demand deposits, savings accounts, certain money market deposits, and federal funds purchased, is the amount

                             HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                         March 31, 2001, 2000 and 1999

Note 21 - Disclosures About Fair Value of Financial Instruments (Continued)

payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit, repurchase agreements and other borrowed funds are estimated by discounting the estimated future cash flows using the rates currently offered for these instruments with similar remaining maturities.

     Off-Balance-Sheet Instruments - The Company's off-balance-sheet instruments include unfunded commitments to extend credit and borrowing facilities available to the Company. The fair value of these instruments is not considered practicable to estimate because of the lack of quoted market price and the inability to estimate fair value without incurring excessive costs.

     The carrying amounts and estimated fair values of the Bank's financial instruments at March 31, 2001 and 2000 are as follows:

                                             2001                           2000
                                ----------------------------    ----------------------------
                                  Carrying                         Carrying
                                   Amount         Fair Value        Amount       Fair Value
                                ------------    ------------    ------------    ------------
Financial Assets
 Cash and cash equivalents .....$ 11,947,606    $ 11,947,606    $ 16,043,055    $ 16,043,055
 Investment securities..........  21,620,624      21,624,825      15,072,096      15,067,065
 Mortgage-backed securities.....  54,157,089      54,354,862      59,045,058      58,923,944
 Interest-bearing deposits......  12,560,012      12,560,012       3,960,522       3,960,522
 Federal Home Loan Bank stock...   5,832,000       5,832,000       5,254,200       5,254,200
 Loans receivable .............. 597,382,353     603,164,554     589,583,539     570,952,554
 Loans held-for-sale ...........   2,382,225       2,382,225            -               -
 Accrued interest and dividends
  receivable....................   4,623,914       4,623,914       4,391,961       4,391,961
Financial Liabilities...........
 Demand and savings deposits.... 169,045,167     169,045,167     176,249,928     176,249,928
 Time deposits ................. 426,868,500     432,591,679     388,077,157     391,191,518
 Accounts payable and accrued
  liabilities...................   6,683,645       6,683,645       9,813,095       9,813,095
 Accrued interest payable.......     308,053         308,053         169,369         169,369
 Securities sold under agreements
  to repurchase.................   5,938,000       6,104,264      17,853,000      17,548,844
 Other borrowed funds...........  17,000,000      17,216,500      22,000,000      21,914,200


                            HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                        March 31, 2001, 2000 and 1999

Note 22 - Parent Company (Only) Financial Information

                                                           In Thousands
                                                    -------------------------
                                                      2001              2000
                                                    --------         --------
 Condensed balance sheet at March 31:
   Cash............................................ $     12         $    286
   Investment in bank..............................   97,893           95,777
   Other assets....................................      929              865
                                                    --------         --------
                                                    $ 98,834         $ 96,928
   Other liabilities .............................. $    925         $    993
   Stockholders' equity............................   97,909           95,935
                                                    --------         --------
                                                    $ 98,834         $ 96,928
                                                    ========         ========

      Condensed statement of income for the years ended March 31, 2001 and 2000:

                                                           In Thousands
                                                    -------------------------
                                                      2001              2000
                                                    --------         --------
 Income
   Cash dividends from Bank subsidiary............. $  9,775        $  7,257
   Interest........................................        9               11
                                                    --------         --------
     Total income..................................    9,784            7,268
                                                    --------         --------
 Expenses
   Compensation....................................      116               98
   Other ..........................................      268              371
                                                    --------         --------
     Total expenses ...............................      384              469
 Income before equity in undistributed income of
   subsidiary and benefit equivalent to
   income taxes....................................    9,400            6,799
 Benefit equivalent to income taxes................       68               94
                                                    --------         --------
 Income before equity in undistributed income
   of subsidiary...................................    9,468            6,893
 Equity in undistributed income of subsidiary......   (1,198)           1,788
                                                    --------         --------
     Net income.................................... $  8,270         $  8,681
                                                    ========         ========

                            HORIZON FINANCIAL CORP.
                   Notes to Financial Statements (Continued)
                        March 31, 2001, 2000 and 1999

Note 22 - Parent Company (Only) Financial Information (Continued)
                                                           In Thousands
                                                    -------------------------
                                                      2001              2000
                                                    --------         --------
 Cash flows from operating activities
   Net income...................................... $  8,270         $  8,681
 Adjustments to reconcile net income to net
   cash flows from operating activities
     Equity in undistributed income of subsidiary..    1,198           (1,788)
     Other operating activities....................      (63)            (120)
                                                    --------         --------
       Net cash flows from operating activities....    9,405            6,773
                                                    --------         --------
 Cash flows from investing activities
   Other investing activities......................       22             (133)
                                                    --------         --------
       Net cash flows from investing activities ...       22             (133)
                                                    --------         --------
 Cash flows from financing activities
   Sale of common stock ...........................      161            1,064
   Dividends paid .................................   (3,854)          (3,825)
   Repurchase of common stock .....................   (6,008)          (3,691)
                                                    --------         --------
       Net cash flows from financing activities ...   (9,701)          (6,452)
                                                    --------         --------
 Net change in cash................................     (274)              188
 Cash, beginning of year...........................      286               98
                                                    --------         --------
 Cash, end of year................................. $     12         $    286
                                                    ========         ========



Note 23 - Selected Quarterly Financial Date (Unaudited)
                                                           Year Ended March 31, 2001
                                        ------------------------------------------------------------
                                         1st Quarter     2nd Quarter    3rd Quarter      4th Quarter
                                        ------------    ------------    ------------    ------------
Interest income........................ $ 13,485,725    $ 13,981,726    $ 14,188,526    $ 14,181,168
Interest expense ......................    7,568,022       8,059,759       8,455,607       8,155,837
                                        ------------    ------------    ------------    ------------
Net interest income....................    5,917,703       5,921,967       5,732,919       6,025,331
Provision for loan losses..............       95,000          45,000          45,000         135,000
Other income...........................      715,538         689,477         667,925         877,774
Other expenses ........................    3,364,828       3,505,200       3,353,353       3,532,890
                                        ------------    ------------    ------------    ------------
Income from continuing operations before
  income tax...........................    3,173,413       3,061,244       3,002,491       3,235,215
Federal income tax.....................    1,049,546       1,041,319       1,020,565       1,090,534
                                        ------------    ------------    ------------    ------------
Net income............................. $  2,123,867    $  2,019,925    $  1,981,926    $  2,144,681
                                        ============    ============    ============    ============
Basic earnings per share (adjusted for
  stock splits and dividends)..........       $  .22          $  .22          $  .22          $  .24
                                              ======          ======          ======          ======
Diluted earnings per share (adjusted for
  stock splits and dividends)..........       $  .22          $  .22          $  .22          $  .24
                                              ======          ======          ======          ======

                                             HORIZON FINANCIAL CORP.
                                   Notes to Financial Statements (Continued)
                                          March 31, 2001, 2000 and 1999

Note 23 - Selected Quarterly Financial Date (Unaudited) (Continued)

                                                          Year Ended March 31, 20001
                                        ------------------------------------------------------------
                                         1st Quarter     2nd Quarter    3rd Quarter      4th Quarter
                                        ------------    ------------    ------------    ------------
Interest income........................ $ 12,100,408    $ 12,209,532    $ 12,636,327    $ 13,001,010
Interest expense.......................    6,299,886       6,325,903       6,671,897       6,959,206
                                        ------------    ------------    ------------    ------------
Net interest income....................    5,800,522       5,883,629       5,964,430       6,041,804
Provision for loan losses..............       44,000          36,000          49,884         307,350
Other income...........................      797,936         576,553         527,523         949,177
Other expenses ........................    3,464,850       3,082,144       3,238,501       3,458,294
                                        ------------    ------------    ------------    ------------
Income from continuing operations before
  income tax...........................    3,089,608       3,342,038       3,203,568       3,225,337
Federal income tax.....................    1,006,222       1,188,269       1,010,736         974,813
                                        ------------    ------------    ------------    ------------
Net income............................. $  2,083,386    $  2,153,769    $  2,192,832    $  2,250,524
                                        ============    ============    ============    ============
Basic earnings per share (adjusted for
   stock splits and dividends).........       $  .22          $  .22          $  .22          $  .23
                                              ======          ======          ======          ======
Diluted earnings per share (adjusted for
   stock splits and dividends).........       $  .21          $  .22          $  .22          $  .23
                                              ======          ======          ======          ======

                                                                EXHIBIT A

                      Horizon Financial Corporation
         Charter of the Audit Committee of the Board of Directors
                                June 2000

I.  Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

        Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

        Monitor the independence and performance of the Company's independent auditors and internal auditing department.

        Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the Nasdaq National Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have financial management experience or background.

     Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet at least annually with management, the manager of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

     Review Procedures

     Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.


     Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     Review with financial management the Company's quarterly financial results. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 90. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

     Independent Auditors

     The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     Approve the fees and other significant compensation to be paid to the independent auditors.

     On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     Review the independent auditors audit plan, discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     Prior to releasing the year-end audited financial statements, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 90.

     Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Internal Audit Department and Legal Compliance

     Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed

     Review the appointment and replacement of the senior internal audit executive.

     Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

     Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                 *******

                             REVOCABLE PROXY
                         HORIZON FINANCIAL CORP.

                      ANNUAL MEETING OF SHAREHOLDERS
                              July 24, 2001

     The undersigned hereby appoints the Executive/Proxy Committee of the Board of Directors of Horizon Financial Corp. ("Corporation") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at the Best Western Lakeway Inn, 714 Lakeway Drive, Bellingham, Washington, on Tuesday, July 24, 2001, at 2:00 p.m., Pacific Time, and at any and all adjournments thereof, as follows:

                                                            VOTE
                                                            FOR   WITHHELD

I. The election as directors of the nominees listed below  [   ]      [   ]
   (except as marked to the contrary below).

   George W. Gust (three-year term)
   Frank G. Uhrig (three-year term)
   James A. Strengholt (three-year term)
   Robert C. Tauscher (one-year term)

   INSTRUCTIONS: To withhold your vote for any individual nominees, write the nominee's name on the line below.

   ---------------------------------------------


   ---------------------------------------------

The Board of Directors recommends a vote "FOR" the listed proposition.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO APPROVAL OF THE MINUTES OF THE PRIOR MEETING OF SHAREHOLDERS, THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 2001 ANNUAL MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Corporation, prior to the execution of this proxy, of Notice of the Annual Meeting, a proxy statement for the Annual Meeting and an Annual Report to Shareholders.


Dated:                     , 2001
        -------------------


---------------------------------           ---------------------------------
PRINT NAME OF SHAREHOLDER                   PRINT NAME OF SHAREHOLDER

---------------------------------           ---------------------------------
SIGNATURE OF SHAREHOLDER                    SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required, but each holder should sign, if possible.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.